                                                                     Exhibit 2.1




                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                             PENEDERM INCORPORATED

                                      AND

                             MLI ACQUISITION CORP.

                                      AND

                            MYLAN LABORATORIES INC.

                                 June 24, 1998

                               TABLE OF CONTENTS



                                                                                                               Page
                                                                                                               ----
1.       NAME OF SURVIVING CORPORATION, CERTIFICATE OF INCORPORATION, BYLAWS......................................2
         1.1      Name of Surviving Corporation...................................................................2
         1.2      Certificate of Incorporation....................................................................2
         1.3      Bylaws; Directors and Officers..................................................................2
         1.4      Filing of Certificate of Merger; Effective Date; Effective Time.................................3
         1.5      Effects of Merger...............................................................................3
         1.6      Tax-Free Reorganization.........................................................................3

2.       STATUS AND CONVERSION OF SECURITIES......................................................................3
         2.1      Company Capital Stock...........................................................................3
                  (a)      Conversion of Company Common Stock Into Parent Common Stock............................3
                  (b)      Delivery of Certificates...............................................................4
                  (c)      Dividends; Transfer Taxes; Withholding.................................................5
                  (d)      No Fractional Shares...................................................................6
                  (e)      Return of Exchange Fund................................................................6
                  (f)      Adjustment of Exchange Ratio...........................................................7
                  (g)      No Further Ownership Rights in Company Common Stock....................................7
                  (h)      Closing of the Company Transfer Books..................................................7
                  (i)      Further Assurances.....................................................................7
         2.2      Subsidiary Common Stock.........................................................................8
         2.3      Assumption of Stock Options; Company Warrant; Employee Stock Purchase Plan......................8
         2.4      Closing.........................................................................................9

3.       REPRESENTATIONS, WARRANTIES AND AGREEMENTS...............................................................9
         3.1      Representations, Warranties and Agreements of the Company.......................................9
                  (a)      Organization, Standing and Power......................................................10
                  (b)      Capital Structure.....................................................................10
                  (c)      Authority.............................................................................12
                  (d)      Consents and Approvals; No Violation..................................................13
                  (e)      SEC Documents and Other Reports.......................................................14
                  (f)      Registration Statement and Prospectus/Proxy Statement.................................15
                  (g)      Absence of Certain Changes or Events..................................................15
                  (h)      Permits and Compliance................................................................16
                  (i)      Tax Matters...........................................................................17
                  (j)      Actions and Proceedings...............................................................18
                  (k)      FDA and Related Matters...............................................................19
                  (l)      Certain Agreements....................................................................20
                  (m)      Material Contracts....................................................................21
                  (n)      Opinion of Financial Advisor..........................................................21
                  (o)      Takeover Provisions Inapplicable......................................................21
                  (p)      Required Vote of the Company Stockholders.............................................21
                  (q)      Finders and Investment Bankers........................................................22
                  (r)      Authorized Stock......................................................................22

                  (s)      Company Affiliates....................................................................22
                  (t)      Owned Real Property...................................................................22
                  (u)      Leased Real Estate....................................................................22
                  (v)      Owned and Leased Tangible Personal Property...........................................23
                  (w)      Physical Condition of Property........................................................23
                  (x)      Patents and Certain Other Intellectual Property Rights................................23
                  (y)      Accounts Receivable...................................................................24
                  (z)      Insurance and Bonds...................................................................24
                  (aa)     Product Warranties and Liability......................................................24
                  (bb)     Contracts, Proposals and Bids.........................................................25
                  (cc)     Labor and Employment Matters..........................................................25
                  (dd)     Insider Contracts.....................................................................27
                  (ee)     Other Material Contracts..............................................................27
                  (ff)     Export of Products and Technologies...................................................28
                  (gg)     Absence of Illegal Payments...........................................................28
                  (hh)     Absence of Anti-Boycott Violations....................................................29
                  (ii)     Environmental Matters.................................................................29
                  (jj)     No Adverse Actions....................................................................31
         3.2      Representations, Warranties and Agreements of the Parent.......................................31
                  (a)      Organization, Standing and Power......................................................31
                  (b)      Capital Structure.....................................................................32
                  (c)      Authority.............................................................................33
                  (d)      Consents and Approvals; No Violation..................................................34
                  (e)      SEC Documents and Other Reports.......................................................35
                  (f)      Registration Statement and Prospectus/Proxy Statement.................................36
                  (g)      Absence of Certain Changes or Events..................................................36
                  (h)      Permits and Compliance................................................................36
                  (i)      Actions and Proceedings...............................................................37
                  (j)      FDA Matters...........................................................................38
                  (k)      Labor Relations.......................................................................39
                  (l)      Patents and Certain Other Intellectual Property Rights................................39
                  (m)      Parent Common Stock...................................................................39
                  (n)      Opinion of Financial Advisor..........................................................39
                  (o)      Finders and Investment Bankers........................................................40
                  (p)      Parent Affiliate Agreements...........................................................40
         3.3      Representations and Warranties as to the Merger Subsidiary.....................................40
                  (a)      Organization, Standing, Power and Capitalization of the Merger Subsidiary.............40
                  (b)      Business of the Merger Subsidiary.....................................................40
                  (c)      Authorization; Binding Agreement......................................................40
                  (d)      Compliance With Other Instruments, Etc................................................41
                  (e)      Governmental and Other Consents, Etc..................................................41

4.       COVENANTS...............................................................................................41
         4.1      Covenants of the Company.......................................................................41
                  (a)      Action in Furtherance of Merger.......................................................41
                  (b)      Maintenance of Properties.............................................................42

                  (c)      Access and Information................................................................42
                  (d)      Conduct of Business...................................................................43
                  (e)      Capital Stock.........................................................................44
                  (f)      No Solicitation.......................................................................45
                  (g)      No Final Put Notice...................................................................47
                  (h)      Compensation Matters..................................................................47
                  (i)      Contracts.............................................................................47
                  (j)      Tax Matters...........................................................................47
                  (k)      Amendments to the Schedules...........................................................47
                  (l)      Notification of Certain Matters.......................................................48
                  (m)      Stockholder Approval..................................................................48
                  (n)      Financial Statements..................................................................49
                  (o)      Proxy Statement.......................................................................49
                  (p)      Company Affiliates....................................................................49
                  (q)      Takeover Statutes.....................................................................49
                  (r)      Prohibited Transactions...............................................................49
                  (s)      Accounting Changes....................................................................50
                  (t)      Compliance With Law...................................................................50
                  (u)      Company Affiliates Agreements.........................................................50
         4.2      Covenants of the Parent........................................................................50
                  (a)      Action in Furtherance of Merger.......................................................50
                  (b)      Maintenance of Properties.............................................................51
                  (c)      Access and Information................................................................51
                  (d)      Listing Application...................................................................51
                  (e)      Public Filings........................................................................51
                  (f)      Registration Statement................................................................51
                  (g)      Conduct of Business...................................................................51
         4.3      Covenants as to the Merger Subsidiary..........................................................52
                  (a)      No Business...........................................................................52
                  (b)      Access................................................................................52
                  (c)      Actions in Furtherance of Merger......................................................52
         4.4      Covenants of the Company and the Parent........................................................52
                  (a)      Registration Statement................................................................52
                  (b)      Tax-Free Reorganization Treatment.....................................................52

5.       CONDITIONS TO CLOSING; ABANDONMENT AND TERMINATION......................................................53
         5.1      Conditions to Each Party's Obligation to Effect the Merger.....................................53
                  (a)      Company Stockholder Approval..........................................................53
                  (b)      Consents..............................................................................53
                  (c)      Effectiveness.........................................................................53
                  (d)      Listing...............................................................................53
                  (e)      No Legal Restraints...................................................................53
         5.2      Conditions to the Company's Closing and Its Right to Abandon...................................53
                  (a)      No Material Adverse Effect............................................................54
                  (b)      No Material Adverse Change............................................................54
                  (c)      Officer's Certificate.................................................................54
                  (d)      Tax Opinion...........................................................................54

                  (e)      Tax Certificate.......................................................................55
         5.3      Conditions to the Parent's and the Merger Subsidiary's Closing and Right of the Parent
                  and the Merger Subsidiary to Abandon...........................................................56
                  (a)      No Material Adverse Effect............................................................56
                  (b)      No Material Adverse Change............................................................57
                  (c)      Officer's Certificate.................................................................57
                  (d)      Tax Opinion...........................................................................57
                  (e)      Tax Certificates......................................................................58
                  (f)      Outstanding Shares of Preferred Stock.................................................58
                  (g)      FIRPTA Statement......................................................................58

6.       ADDITIONAL PROVISIONS FOR ABANDONMENT AND TERMINATION...................................................58
         6.1      Provisions of Abandonment and Termination......................................................58
                  (a)      Mutual Agreement......................................................................59
                  (b)      Violation of Order....................................................................59
                  (c)      Other Transactions Involving Company..................................................59
                  (d)      Superior Proposal.....................................................................60
         6.2      Termination of Agreement.......................................................................61
         6.3      Effect of Abandonment or Termination...........................................................61

7.       EXPENSES................................................................................................61
         7.1      Costs and Expenses.............................................................................61
                  (a)      Payment of Own Expenses...............................................................61
                  (b)      Termination Fee.......................................................................61

8.       MISCELLANEOUS...........................................................................................63
         8.1      Certification of the Company's Shareholder Votes, Etc..........................................63
         8.2      Certification of the Parent's Stockholder Votes, Etc...........................................63
         8.3      Termination of Covenants, Representations and Warranties.......................................63
         8.4      Certain Tax Matters............................................................................63
         8.5      Execution in Counterparts......................................................................67
         8.6      Waivers and Amendments.........................................................................67
         8.7      Confidentiality................................................................................67
         8.8      Indemnification; Directors and Officers Insurance..............................................67
         8.9      Notices........................................................................................68
         8.10     Entire Agreement; No Third-Party Beneficiaries; Rights of Ownership............................69
         8.11     Governing Law..................................................................................69
         8.12     Partial Invalidity.............................................................................69
         8.13     Publicity......................................................................................69
         8.14     Defined Terms..................................................................................69
         8.15     Benefit Plans..................................................................................70
         8.16     Enforcement of Agreement.......................................................................70
         8.17     Waiver of Jury Trial...........................................................................70
         8.18     No Presumption Against the Draftsman...........................................................71

APPENDIX A  GLOSSARY OF DEFINED TERMS/SECTION REFERENCES

                                LIST OF EXHIBITS
                                ----------------
EXHIBIT
EXHIBIT A          COMPANY OPTION AGREEMENT                   Recital 7
EXHIBIT B-1        FORM OF VOTING AGREEMENT                   Recital 8
EXHIBIT B-2        FORM OF ALTERNATE VOTING AGREEMENT         Recital 8
EXHIBIT C          FORM OF COMPANY AFFILIATE AGREEMENT        4.1(p), 4.1(u),
                                                              4.4(c)(i), 3.1(t)

                          AGREEMENT AND PLAN OF MERGER

     THIS AGREEMENT AND PLAN OF MERGER (this "Agreement") is dated June 24, 1998, by and among PENEDERM INCORPORATED, a Delaware corporation (hereinafter called the "Company"), and MLI ACQUISITION CORP., a Delaware corporation (hereinafter called the "Merger Subsidiary") (the Company and the Merger Subsidiary being hereinafter sometimes called the "Constituent Corporations"), and MYLAN LABORATORIES INC., a Pennsylvania corporation (hereinafter called the "Parent"), which is joining as a third party and is not a Constituent Corporation.

RECITALS:

     1. The Boards of Directors of each of the Parent and the Merger Subsidiary have determined that it is in the best interests of the Parent and the Merger Subsidiary and the Board of Directors of the Company has determined that it is advisable and in the best interests of the Company and is fair to the stockholders of the Company, for the Parent to acquire the Company upon the terms and subject to the conditions set forth herein;

     2. In furtherance of such acquisition, the Boards of Directors of the Company and the Merger Subsidiary have resolved and approved that the Merger Subsidiary be merged with and into the Company under and pursuant to the Delaware General Corporation Law (the "DGCL") into a single corporation (the "Merger") existing under the laws of the State of Delaware, and the Company shall be the surviving corporation in the Merger (the Company in its capacity as such surviving corporation being sometimes referred to herein as the "Surviving Corporation");

     3. The Parent, as sole shareholder of the Merger Subsidiary, and the respective Boards of Directors of each of the Constituent Corporations and the Parent have approved the Merger upon the terms and conditions hereinafter set forth and have approved this Agreement;

     4.     The Merger is permitted pursuant to the DGCL;

     5. For federal income tax purposes, it is intended that the Merger shall qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code");

     6. For accounting purposes, it is intended that the Merger shall be accounted for under the purchase method;

     7. Simultaneously with the execution and delivery of this Agreement and as a condition and inducement to the Parent's and the Merger Subsidiary's willingness to enter into this Agreement, the Parent is entering into a Stock Option Agreement dated the date hereof in the form of Exhibit A (the "Company
                                                      ---------
Option Agreement") with the Company pursuant to which the Company is granting to the Parent the right and option to purchase 1,717,878 shares of common stock, par value $.01 per share, of the Company (the "Company Common Stock") from the Company; and

     8. Simultaneously with the execution and delivery of this Agreement and as a condition and inducement to the Parent's and the Merger Subsidiary's willingness to enter into this Agreement, the Parent is entering into Voting Agreements in the form of Exhibit B-1 with certain members of the Board of
                          -----------
Directors of the Company in their respective capacities as stockholders of the Company and a Voting Agreement in the form of Exhibit B-2 with a member of the
                                              -----------
Board of Directors of the Company in his capacity as the general partner of a limited partnership which is a stockholder of the Company (together, the "Voting Agreements").

     NOW, THEREFORE, in consideration of the premises and the mutual agreements, provisions and covenants herein contained and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree that the Merger Subsidiary shall be merged with and into the Company at the Effective Time in accordance with the DGCL, the Company shall be the Surviving Corporation, and the parties hereto adopt and agree to the following agreements, terms and conditions relating to the Merger and the mode of carrying the same into effect.

1.          NAME OF SURVIVING CORPORATION, CERTIFICATE OF INCORPORATION, BYLAWS.
            -------------------------------------------------------------------
1.1         Name of Surviving Corporation.
            -----------------------------
          The name of the Surviving Corporation from and after the Effective Time shall be [Moon].

1.2         Certificate of Incorporation.
            ----------------------------

          The Certificate of Incorporation of the Company as in effect on the date hereof shall from and after the Effective Time be and continue to be the Certificate of Incorporation of the Surviving Corporation until changed or amended as provided by law, except that at the Effective Time and upon filing of the Certificate of Merger, the Certificate of Incorporation of the Company shall be amended and restated in its entirety to read identically with the Certificate of Incorporation of the Merger Subsidiary except that the name of the Surviving Corporation shall be "Penederm Incorporated" (the "Amended and Restated Certificate of Incorporation").

1.3         Bylaws; Directors and Officers.
            ------------------------------

          The Bylaws of the Company as in effect immediately prior to the Effective Time shall from and after the Effective Time be and continue to be the Bylaws of the Surviving Corporation until amended as provided therein. The directors and officers of the Merger Subsidiary at the Effective Time shall, from and after the effectiveness of the Merger, be the directors and officers, respectively, of the Surviving Corporation until their successors shall have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Surviving Corporation's Amended and Restated Certificate of Incorporation and Bylaws.

1.4         Filing of Certificate of Merger; Effective Date; Effective Time.
            ---------------------------------------------------------------

          Upon fulfillment of the conditions set forth in Article 5 hereof (or at such time thereafter as provided in the Certificate of Merger), and if this Agreement is not thereafter, and has not theretofore been, terminated or abandoned as permitted by the provisions hereof, then a Certificate of Merger shall be filed in accordance with Section 103 and Section 251 of the DGCL. Said Certificate of Merger shall be submitted for filing in accordance with the DGCL as soon as practicable after the Closing. The Merger shall become effective immediately upon such filing with the Secretary of State of the State of Delaware, which time is herein referred to as the "Effective Time" and which date is herein referred to as the "Effective Date."

1.5         Effects of Merger.
            -----------------
          The Merger shall have the effects set forth in Section 259 of the DGCL.

1.6         Tax-Free Reorganization.
            -----------------------

          The Merger is intended to be a reorganization within the meaning of
          Section 368(a) of the Code, and this Agreement is intended to be a "plan of reorganization" within the meaning of the regulations promulgated under Section 368 of the Code.

2.          STATUS AND CONVERSION OF SECURITIES.
            -----------------------------------

     The manner and basis of converting the shares of the capital stock of the Constituent Corporations in the Merger and the nature and amount of securities of the Parent which the holders of shares of Company Common Stock are to receive in exchange for such shares in the Merger are as follows:

2.1         Company Capital Stock.
            ---------------------

(a) Conversion of Company Common Stock Into Parent Common Stock. At the Effective Time, the shares of Company Common Stock, other than Company Common Stock (if any) owned by the Company, the Parent or the Merger Subsidiary, shall, by virtue of the Merger and without any action on the part of the Parent, the Merger Subsidiary, the Company, the Surviving Corporation or the holder thereof, automatically be cancelled and be converted into shares of common stock, par value $.50 per share, of the Parent (the "Parent Common Stock") at a ratio equal to 0.68 shares of Parent Common Stock for each share of Company Common Stock (the "Exchange Ratio"), subject to the provisions of Sections 2.1(b) and 2.1(d). Any shares of Company Common Stock (if any) owned by the Company, the Parent or the Merger Subsidiary shall be cancelled and no Parent Common Stock or other consideration shall be delivered in exchange therefor.

(b)  Delivery of Certificates.

     (i) The Parent shall authorize American Stock Transfer and Trust Company (or such other Person or Persons as shall be reasonably acceptable to the Parent and the Company) to act as Exchange Agent hereunder (the "Exchange Agent"). As soon as practicable after the Effective Time, the Parent shall deposit with the Exchange Agent, in trust for the holders of shares of Company Common Stock converted in the Merger, certificates representing the shares of Parent Common Stock issuable pursuant to Section 2.1(a) in exchange for outstanding shares of Company Common Stock and cash as required to make payments in lieu of any fractional shares pursuant to Section 2.1(d) (such cash and shares of Parent Common Stock, together with any dividends or distributions with respect thereto, being hereinafter referred to as the "Exchange Fund"). The Exchange Agent shall deliver the Parent Common Stock contemplated to be issued pursuant to Section 2.1(a) out of the Exchange Fund.

    (ii) The Parent shall instruct the Exchange Agent, as soon as practicable after the Effective Time, to mail to each record holder of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of Company Common Stock converted in the Merger (the "Certificates") a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon actual delivery of the Certificates to the Exchange Agent, and shall contain instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of Parent Common Stock and cash in lieu of fractional shares in accordance with Section 2.1(d)). Upon surrender for cancellation to the Exchange Agent of all Certificates held by any record holder of a Certificate, together with such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing that number of whole shares of Parent Common Stock into which the shares represented by the surrendered Certificate shall have been converted at the Effective Time pursuant to this Article 2, cash in lieu of any fractional share in accordance with Section 2.1(d) and certain dividends and other distributions in accordance with Section 2.1(c), and any Certificate so surrendered shall forthwith be cancelled.

(c) Dividends; Transfer Taxes; Withholding. No dividends or other distributions that are declared on or after the Effective Time on Parent Common Stock, or are payable to the holders of record thereof on or after the Effective Time, shall be paid to any Person entitled by reason of the Merger to receive a certificate representing Parent Common Stock until such Person surrenders the related Certificate or Certificates, as provided in Section 2.1(b), and no cash payment in lieu of fractional shares shall be paid to any such Person pursuant to Section 2.1(d) until such Person shall so surrender the related Certificate or Certificates. Subject to the effect of applicable law, there shall be paid to each record holder of a new certificate representing such Parent Common
Stock: (A) at the time of such surrender or as promptly as practicable thereafter, the amount of any dividends or other distributions theretofore paid with respect to the shares of Parent Common Stock represented by such new certificate and having a record date on or after the Effective Time and a payment date prior to such surrender; (B) at the appropriate payment date or as promptly as practicable thereafter, the amount of any dividends or other distributions payable with respect to such shares of Parent Common Stock and having a record date on or after the Effective Time but prior to such surrender and a payment date on or subsequent to such surrender; and (C) at the time of such surrender or as promptly as practicable thereafter, the amount of any cash payable with respect to a fractional share of Parent Common Stock to which such holder is entitled pursuant to Section 2.1(d). In no event shall the Person entitled to receive any such dividends or other distributions be entitled to receive interest on such dividends or other distributions. If any cash or certificate representing shares of Parent Common Stock is to be paid to or issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it shall be a condition of such exchange that the Certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer and that the Person requesting such exchange shall pay to the Exchange Agent any transfer or other taxes required by reason of the issuance of certificates for such shares of Parent Common Stock in a name other than that of the registered holder of the Certificate surrendered, or shall establish to the satisfaction of the Exchange Agent that such tax has been paid or is not applicable. The Parent or the Exchange Agent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of shares of Company Common Stock such amounts as the

Parent or the Exchange Agent is required to deduct and withhold with respect to the making of such payment under the Code or under any provision of state, local or foreign tax law. To the extent that amounts are so withheld by the Parent or the Exchange Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Company Common Stock in respect of which such deduction and withholding was made by the Parent or the Exchange Agent.

(d) No Fractional Shares. No certificates or scrip representing fractional shares of Parent Common Stock shall be issuable upon the surrender for exchange of Certificates pursuant to this Article 2, and no dividend or other distribution or stock split of the Parent shall relate to any fractional share, and no fractional share shall entitle the owner thereof to vote or to any other rights of a security holder of the Parent. In lieu of any such fractional share, each holder of Company Common Stock who would otherwise have been entitled to a fraction of a share of Parent Common Stock upon surrender of Certificates for exchange pursuant to this Article 2 shall be paid an amount in cash (without interest), rounded to the nearest cent, determined by multiplying
(i) the per-share closing price on the New York Stock Exchange, Inc. (the "NYSE") of Parent Common Stock (as reported in the NYSE Composite Transactions) on the Effective Date (or, if the shares of Parent Common Stock do not trade on the NYSE on such date, the first date of trading of shares of Parent Common Stock on the NYSE after the Effective Time) by (ii) the fractional interest to which such holder would otherwise be entitled. As promptly as practicable after the determination of the amount of cash, if any, to be paid to holders of fractional share interests, the Exchange Agent shall so notify the Parent, and the Parent shall deposit such amount with the Exchange Agent and shall cause the Exchange Agent to forward payments to such holders of fractional share interests subject to and in accordance with the terms of Section 2.1(c) and this Section 2.1(d).

(e) Return of Exchange Fund. Any portion of the Exchange Fund which remains undistributed to the former stockholders of the Company for twelve (12) months after the Effective Time shall be delivered to the Parent, upon demand of the Parent, and any such former stockholders who have not theretofore complied with this Article 2 shall thereafter look only to the Parent for payment of their claims for Parent Common Stock, any cash in lieu of fractional shares of Parent Common Stock and any dividends or distributions with respect to Parent Common Stock. Neither the Parent nor the Surviving Corporation shall be liable to any former holder of Company Common Stock for any such shares of Parent Common Stock, cash and dividends and distributions held in the Exchange

Fund which are delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

(f) Adjustment of Exchange Ratio. In the event of any reclassification, stock split, stock dividend, or other subdivision or combination, with respect to the Parent Common Stock, any change or conversion of Parent Common Stock into other securities of the Parent or any other dividend or distribution with respect to the Parent Common Stock other than normal quarterly cash dividends as the same may be adjusted from time to time pursuant to the terms of this Agreement (or if a record date with respect to any of the foregoing should occur) prior to the Effective Time, appropriate and proportionate adjustments, if any, shall be made to the Exchange Ratio, and all references to the Exchange Ratio in this Agreement shall be deemed to be to the Exchange Ratio as so adjusted.

(g) No Further Ownership Rights in Company Common Stock. All shares of Parent Common Stock issued upon the surrender for exchange of Certificates in accordance with the terms hereof (including any cash paid pursuant to Section 2.1(d)) shall be deemed to have been issued in full satisfaction of all rights pertaining to the shares of Company Common Stock represented by such Certificates.

(h) Closing of the Company Transfer Books. At the Effective Time, the stock transfer books of the Company shall be closed and no transfer of shares of Company Common Stock shall thereafter be made on the records of the Company.
If, after the Effective Time, Certificates are presented to the Surviving Corporation, the Exchange Agent or the Parent, such Certificates shall be cancelled and exchanged as provided in this Article 2.

(i) Further Assurances. If at any time after the Effective Time the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments or assurances or any other acts or things are necessary, desirable or proper (a) to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation its right, title or interest in, to or under any of the rights, privileges, powers, franchises, properties or assets of either of the Constituent Corporations, or (b) otherwise to carry out the purposes of this Agreement, the Surviving Corporation and its proper officers and directors or their designees shall be authorized to execute and deliver, in the name and on behalf of either of the Constituent Corporations, all such deeds, bills of sale, assignments and assurances and to do, in the name and on behalf of either Constituent Corporation, all such other acts and things as may be necessary, desirable or proper to vest, perfect or confirm the Surviving Corporation's right, title or interest in, to or under any of the rights, privileges, powers, franchises, properties or assets of such

Constituent Corporation and otherwise to carry out the purposes of this Agreement.

2.2         Subsidiary Common Stock.
            -----------------------

          Each share of common stock, par value $.50 per share, of the Merger Subsidiary (the "Subsidiary Common Stock") outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into and be one share of the Common Stock of the Surviving Corporation.

2.3         Assumption of Stock Options; Company Warrant; Employee Stock
            ------------------------------------------------------------
            Purchase Plan.
            -------------

(a) Except as expressly provided in this Section 2.3, all rights under any stock option granted by the Company pursuant to its Equity Incentive Plan, Employee Stock Option Plan, Consultant Stock Option Plan or Nonemployee Directors Stock Option Plan (collectively, the "Company Stock Option Plans") that remains unexercised immediately prior to the Effective Time ("Unexercised Options") shall, together with the Company Stock Option Plans, be assumed by the Parent, but shall thereafter represent the right to acquire that number of shares of Parent Common Stock to which the optionee would have been entitled pursuant to the Exchange Ratio if, immediately prior to the Effective Time, the optionee had fully exercised the option and had been a stockholder of record of the Company. The option price per share of Parent Common Stock shall be equal to the exercise price per share of the Company Common Stock under each option divided by the Exchange Ratio, rounded up to the nearest cent. The Parent and the Company shall each take all action necessary to assure that the rights and benefits of the optionee under each such option shall not be increased or decreased by reason of this Section 2.3, and in addition, each option which is an incentive stock option shall be adjusted as required by Section 424 of the Code and the regulations promulgated thereunder so as not to constitute a modification, extension or renewal of the option within the meaning of
     Section 424(h) of the Code. The duration and other terms of the options shall be the same as the original Company options, except that reference to the Company in the Company Stock Option Plans shall be deemed to be references to the Parent.

(b) In the event that the Common Stock Purchase Warrant issued by the Company to Promethean Investment Group, L.L.C. (the "Warrant Holder"), dated January 21, 1998 (the "Company Warrant"), exercisable for 25,000 shares of Company Common Stock (the "Company Warrant Shares") has not been fully exercised at the Effective Time, the Company Warrant shall terminate in accordance with its terms. Upon tender to the

     Surviving Corporation of the aggregate Purchase Price (as defined in the Company Warrant) then in effect under the Company Warrant, the Warrant Holder shall be entitled, in accordance with the terms of the Company Warrant, to receive that number of shares of Parent Common Stock to which the Warrant Holder would have been entitled pursuant to the Exchange Ratio if, immediately prior to the Effective Time, the Warrant Holder had fully exercised the Company Warrant and had been a stockholder of record of the Company.


(c) On the Effective Date, the Parent shall file, and thereafter shall maintain the effectiveness of, a registration statement with the Securities and Exchange Commission (the "SEC") covering the Unexercised Options and the shares issuable under the Company Employee Stock Purchase Plan and the Company Warrant Shares and the sale of the Parent Common Stock issued upon exercise of the Unexercised Options and, if applicable, the termination of the Company Warrant.

(d) The Employee Stock Purchase Plan of the Company (the "Company Employee Stock Purchase Plan") shall remain in effect, without amendment or modification, through the Effective Time.

2.4         Closing.
            -------

          After all conditions set forth in Article 5 hereof have been satisfied (other than those which have been expressly waived), the closing of the Merger (the "Closing") shall occur at the offices of Buchanan Ingersoll Professional Corporation, 20th Floor, One Oxford Centre, Pittsburgh, Pennsylvania, at which the documents to be delivered on the Effective Date as described in Article 5 shall be delivered by the respective parties. The Closing shall be scheduled to occur on the date set for the Stockholders Meeting as described in Section 4.1(m) hereof and immediately after the Stockholders Meeting but in no event later than 3:00 p.m., Eastern time (the "Scheduled Closing Date").
          The Closing shall occur on the Scheduled Closing Date unless, on such date, any party has a right not to close the Merger and refuses to close, in which event the Closing shall be adjourned from Business Day to Business Day thereafter until the Closing occurs or until 5:01 p.m., Eastern time, on November 30, 1998. As used in this Agreement, the term "Business Day" shall mean any day on which the NYSE is open for trading.

3.          REPRESENTATIONS, WARRANTIES AND AGREEMENTS.
            ------------------------------------------
3.1         Representations, Warranties and Agreements of the Company.
            ---------------------------------------------------------
          The Company represents and warrants to the Parent and the Merger Subsidiary as follows:

(a)  Organization, Standing and Power.

     (i) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware with all requisite corporate power and authority to own, operate and lease its properties, to carry on its business as now being conducted, to enter into this Agreement and, subject to the approval of the Company's stockholders in accordance with the DGCL, to perform its obligations hereunder. The Company is duly qualified or licensed to do business and in good standing in the state of California and in each other jurisdiction which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so qualified or so licensed would not, individually or in the aggregate, have a Material Adverse Effect on the Company. For purposes of this Agreement, "Material Adverse Change" or "Material Adverse Effect" means, when used with respect to the Parent or the Company, as the case may be, any event, circumstance, change or effect that is or could reasonably be expected (as far as can be foreseen at the time) to be so adverse as to result in a severe and critical impairment of the business, assets, liabilities, financial condition or results of operations of the Parent and its Subsidiaries, taken as a whole, or the Company and PL, taken as a whole, as the case may be.

     (ii) The Company has only one subsidiary, Penederm Limited (Company No. 3076653), a company incorporated in England and Wales ("PL"). PL is a corporation duly organized and validly existing under the laws of England and Wales with all corporate power and authority to own, operate and lease its properties and to carry on its business as now being conducted. The authorized share capital of PL is (Pounds)1,000 divided into 1,000 shares of (Pounds)1 each. All of the issued and outstanding shares of PL are allotted to the Company free and clear of all security interests, liens, claims, pledges, charges or other encumbrances of any nature whatsoever, and all such shares have been validly issued, fully paid and nonassessable and free of preemptive rights. There are no outstanding rights, options, warrants, conversion rights or agreements for the purchase or acquisition from, or the sale or issuance by, PL of any of its shares.

(b)  Capital Structure.

     (i) As of the date hereof, the authorized capital stock of the Company consists of 30,000,000 shares of Company Common Stock and

          10,000,000 shares of preferred stock, par value $.01 per share (the "Company Preferred Stock"). At the close of business on June 15, 1998, 8,620,203 shares of Company Common Stock were issued and outstanding, all of which were validly issued, fully paid and nonassessable, and free of preemptive rights. As of the date hereof: (A) no shares of Company Common Stock are held in the treasury of the Company or PL;
          (B) 1,487,664 shares of Company Common Stock are reserved for future issuance pursuant to the Company Stock Option Plans; (C) 25,000 shares are reserved for issuance under the Company Warrant; (D) 727,518 shares are reserved for issuance under that certain Common Stock Investment Agreement dated as of January 21, 1998 between Promethean Investment Group L.L.C. (the "Investor") and the Company (the "Common Stock Investment Agreement"); (E) 70,516 shares are reserved for issuance under the Company Employee Stock Purchase Plan; and (F) 30,000 shares are reserved for issuance under the 401(k) Plan of the Company (the "Company 401(k) Plan"). The Company Stock Option Plans, the Company Warrant, the Common Stock Investment Agreement, the Company Employee Stock Purchase Plan and the Company 401(k) Plan are the only benefit plans or arrangements of the Company or PL under which any securities of the Company or PL are issuable. No shares of Company Preferred Stock are issued and outstanding. As of the date of this Agreement, except as set forth above, no shares of capital stock or other voting securities of the Company or PL are issued, reserved for issuance or outstanding. As of the date of this Agreement, except for stock options covering not in excess of 1,220,097 shares of Company Common Stock issued under the Company Stock Option Plans (collectively, the "Company Stock Options"), the Company Warrant and rights to purchase covering approximately 10,000 shares of Company Common Stock under the Company Employee Stock Purchase Plans and the Company's matching contribution obligations under the 401(k) Plan, there are no options, warrants, calls, rights or agreements to which the Company or PL is a party or by which either of them is bound obligating the Company or PL to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock of the Company or PL or obligating the Company or PL to grant, extend or enter into any such option, warrant, call, right or agreement. The Company does not have any outstanding bonds, debentures, notes or other obligations the holders of which have the right to vote (or convertible into or exercisable for securities having the right to vote) with the stockholders of the Company on any matter. There are no obligations, contingent or otherwise, of the Company to (x) repurchase, redeem or otherwise acquire any shares of Company Common Stock or other capital stock of the Company, or the capital stock or other equity interests of PL; (y) (other than advances to PL in the ordinary course of business) provide material funds to, or make any material investment in (in the form of a loan, capital contribution or otherwise), or provide any guarantee with respect to the obligations of, PL or any other Person; or (z) make payment of any Shortfall Compensation (as defined in the Common Stock Investment Agreement) to the Investor. The Company contributed 4,651 shares of Company Common Stock to the Company 401(k) Plan in respect of the plan year ended December 31, 1997.

     (ii) The Company has made available to the Parent complete and correct copies of the Company Stock Option Plans, the Company Employee Stock Purchase Plan, the Common Stock Investment Agreement, the Company 401(k) Plan and the Company Warrant. Schedule 3.1(b) sets forth a
                                               ---------------
          complete and accurate list of (A) all Company Stock Options outstanding as of the date of this Agreement and (B) the exercise price of each outstanding Company Stock Option.

(c) Authority. On or prior to the date of this Agreement, the Board of Directors of the Company has determined the Merger to be advisable and fair to and in the best interest of the Company and its stockholders, approved this Agreement in accordance with the DGCL, resolved (subject to its fiduciary duties) to recommend the approval of this Agreement by the Company's stockholders and directed that this Agreement be submitted to the Company's stockholders for approval. The Company has all requisite corporate power and authority to enter into this Agreement and the Company Option Agreement, to consummate the transactions contemplated by the Company Option Agreement and, subject to approval by the stockholders of the Company of this Agreement, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the Company Option Agreement by the Company and the consummation by the Company of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of the Company, subject, in the case of this Agreement, to (x) approval of this Agreement by the stockholders of the Company and (y) the filing of a Certificate of Merger as required by the DGCL. This Agreement and the Company Option Agreement have been duly executed and delivered by the Company and (assuming the valid authorization, execution and delivery of this Agreement by the Parent and the Merger Subsidiary and the Company Option Agreement by the Parent and the validity and binding effect of this Agreement on the Parent and the Merger Subsidiary and the Company Option Agreement on the Parent) constitute the valid and binding obligation of the Company enforceable against the Company in accordance with their respective terms, except to the extent that enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by principles of equity regarding the availability of remedies. The Company has taken all necessary action to render its Shareholders Rights Plan dated November 20, 1996 (the "Company Rights Plan") inapplicable to the transactions contemplated by this Agreement. The filing of a combined prospectus and proxy statement to be included in the Registration Statement (together with any amendments or supplements thereto, the "Prospectus/Proxy Statement") with the SEC and the issuance of the shares of Company Common Stock pursuant to the Company Option Agreement have been duly authorized by the Company's Board of Directors.


(d) Consents and Approvals; No Violation. Assuming that all consents, approvals, authorizations and other actions described in this Section 3.1(d) have been obtained and all filings and obligations described in this
     Section 3.1(d) have been made, except as set forth on Schedule 3.1(d), the
                                                           ---------------
     execution and delivery of this Agreement and the Company Option Agreement do not, and the consummation of the transactions contemplated hereby and thereby and compliance with the provisions hereof and thereof will not, result in any violation of, or default (with or without notice or lapse of time, or both) under, or give to others a right of termination, cancellation or acceleration of any obligation or the loss of a material benefit under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of the Company or PL under, any provision of (i) the Certificate of Incorporation or Bylaws of the Company, (ii) any provision of the charter or organization documents of PL, (iii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to the Company or PL, including, without limitation, the intellectual property listed on Schedule 3.1(x) and the in-
                                                     ---------------
     licenses, out-licenses, co-promotion and co-marketing agreements listed on
     Schedule 3.1(bb), or (iv) any judgment, order, decree, statute, law,
     ----------------
     ordinance, rule or regulation applicable to the Company or PL or any of their respective properties or assets, other than, in the case of clauses
     (ii), (iii) or (iv), any such violations, defaults, rights, liens, security interests, charges or encumbrances that, individually or in the aggregate, would not have a Material Adverse Effect on the Company, materially impair the ability of the Company to perform its obligations hereunder or under the Company Option Agreement or prevent the consummation of any of the transactions contemplated hereby or thereby. No filing or registration with, or authorization, consent or approval of, any domestic (federal and state), foreign or supranational court, commission, governmental body, regulatory agency, authority or tribunal (a "Governmental Entity") is required by or with respect to the Company or PL in connection with the execution and delivery of this Agreement or the Company Option Agreement by the Company or is necessary for the consummation of the Merger and the other transactions contemplated by this Agreement or the Company Option Agreement, except for (i) in connection, or in compliance, with the provisions of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), the Securities Act of 1933, as amended (together with the rules and regulations promulgated thereunder, the "Securities Act") and the Securities Exchange Act of 1934, as amended (together with the rules and regulations promulgated thereunder, the "Exchange Act"), (ii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and appropriate documents with the relevant authorities of other states in which the Company is qualified to do business, (iii) such filings, registrations, authorizations, consents or approvals as may be required with respect to PL, (iv) applicable requirements, if any, of the National Association of Securities Dealers ("NASD") and the National Association of Securities Dealers Automated Quotation National System ("NASDAQ"), (v) as may be required under foreign laws, (vi) the consents and approvals listed on Schedule 3.1(d), and (vii) such other consents,
                             ---------------
     orders, authorizations, registrations, declarations and filings the failure of which to be obtained or made would not, individually or in the aggregate, have a Material Adverse Effect on the Company, materially impair the ability of the Company to perform its obligations hereunder or under the Company Option Agreement or prevent the consummation of any of the transactions contemplated hereby or thereby.

(e) SEC Documents and Other Reports. The Company has filed all required documents with the SEC since January 1, 1995 (the "Company SEC Documents"). As of their respective dates, the Company SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and, at the respective times they were filed, none of the Company SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements (including, in each case, any notes thereto) of the Company included in the Company SEC Documents (the "Company Financial Statements") as of their respective dates complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, were prepared in accordance with generally accepted accounting principles (except, in the case of the unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved

     (except as may be indicated therein or in the notes thereto) and fairly presented in all material respects the consolidated financial position of the Company and PL as at the respective dates thereof and the consolidated results of their operations and their consolidated cash flows for the periods then ended. Except as disclosed in the Company SEC Documents or as required by generally accepted accounting principles, the Company has not, since March 31, 1998, made any change in the accounting practices or policies applied in the preparation of the Company Financial Statements. Neither the Company nor PL had as of March 31, 1998 any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, that would be required by generally accepted accounting principles to be reflected on the consolidated balance sheet of the Company and PL at March 31, 1998 (including the notes thereto) included in the Company Financial Statements that are not so reflected.

(f) Registration Statement and Prospectus/Proxy. None of the information to be supplied by the Statement Company (as to the Company) for inclusion or incorporation by reference in the Registration Statement or the Prospectus/Proxy Statement will (i) in the case of the Registration Statement, at the time it becomes effective, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading or (ii) in the case of the Prospectus/Proxy Statement, at the time of the mailing of the Prospectus/Proxy Statement, at the time of the Stockholders Meeting and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. If, at any time prior to the Effective Time, any event with respect to the Company, its officers and directors or PL shall occur which is required at that time to be described in the Prospectus/Proxy Statement, such event shall be so described, and an appropriate amendment or supplement shall be promptly filed with the SEC and, as required by law, disseminated to the stockholders of the Company. The Prospectus/Proxy Statement will comply (with respect to the Parent) as to form in all material respects with the provisions of the Securities Act, and (with respect to the Company) as to form in all material respects with the provisions of the Exchange Act.


(g)  Absence of Certain Changes or Events.  Except as disclosed in the
     Company SEC Documents filed with the SEC prior to the date of this Agreement, since March 31, 1998 and except as set forth on Schedule 3.1(g),
                                                                ----------------
     (i) the Company and PL have not incurred any material liability or obligation (indirect, direct or contingent), or entered into any material oral or written agreement or other transaction, that is not in the ordinary course of business consistent with past practice or that would result in a Material Adverse Effect on the Company; (ii) the Company and PL have not sustained any loss or interference with their business or properties from fire, flood, windstorm, accident or other calamity (whether or not covered by insurance) that has had a Material Adverse Effect on the Company; (iii) there has been no change in the capital stock of the Company except for the issuance of shares of Company Common Stock pursuant to Company Stock Options and the Company Employee Stock Purchase Plan and no dividend or distribution of any kind declared, paid or made by the Company on any class of its stock; (iv) there has not been (A) any granting by the Company or PL to any executive officer of the Company or PL of any increase in compensation, except in the ordinary course of business consistent with prior practice or as was required under employment agreements in effect as of the date of the most recent audited financial statements included in the Company SEC Documents, (B) any granting by the Company or PL to any such executive officer of any increase in severance or termination agreements in effect as of the date of the most recent audited financial statements included in the Company SEC Documents, or (C) any entry by the Company or PL into any employment, severance or termination agreement with any such executive officer; (v) any delivery of a "put notice," as defined in the Common Stock Investment Agreement, or any issuance of any shares of Company Common Stock pursuant to the Common Stock Investment Agreement; and (vi) there has been no event causing a Material Adverse Effect on the Company or any developments that would, individually or in the aggregate, result in a Material Adverse Effect on the Company.

(h) Permits and Compliance. Each of the Company and PL is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals and orders of any Governmental Entity necessary for the Company or PL to own, lease and operate its properties or to carry on its business as it is now being conducted (the "Company Permits"), except where the failure to have any of the Company Permits would not, individually or in the aggregate, have a Material Adverse Effect on the Company, and, as of the date of this Agreement, no suspension or cancellation of any of the Company Permits is pending or, to the knowledge of the Company, threatened, except where the suspension or cancellation of any of the Company Permits would not, individually or in the aggregate, have a Material Adverse Effect on the Company. Neither the Company nor PL is in violation of (i) its charter, by-laws or other organizational documents, (ii) any applicable law, ordinance, administrative or governmental rule or regulation, or (iii) any order, decree or judgment of any Governmental Entity having jurisdiction over the Company or PL, except, in the case of clauses (i), (ii) and (iii), for any violations that, individually or in the aggregate, would not have a Material Adverse Effect on the Company. Except as set forth in the

     Company SEC Documents filed prior to the date of this Agreement, no event of default or event that, but for the giving of notice or the lapse of time or both, would constitute an event of default exists or, upon the consummation by the Company of the transactions contemplated by this Agreement or the Company Option Agreement, will exist under any indenture, mortgage, loan agreement, note or other agreement or instrument for borrowed money, any guarantee of any agreement or instrument for borrowed money or any lease, contractual license or other agreement or instrument to which the Company or PL is a party or by which the Company or PL is bound or to which any of the properties, assets or operations of the Company or PL is subject, other than any defaults that, individually or in the aggregate, would not have a Material Adverse Effect to on the Company. On May 13, 1998, the Company's revolving credit facility with Silicon Valley Bank terminated in accordance with the terms thereof, the Company having satisfied in full all of its obligations thereunder.


(i)  Tax Matters.  Except as set forth on Schedule 3.1(i), (i) the
                                          ---------------
     Company and PL have filed all federal, and all material state, local, foreign and provincial, Tax Returns required to have been filed or appropriate extensions therefor have been properly obtained, and such Tax Returns are correct and complete, except to the extent that any failure to so file or any failure to be correct and complete would not, individually or in the aggregate, have a Material Adverse Effect on the Company; (ii) all Taxes shown to be due on such Tax Returns have been timely paid or extensions for payment have been properly obtained; (iii) the Company and each of its Subsidiaries have complied in all material respects with all rules and regulations relating to the withholding of Taxes except to the extent that any failure to comply with such rules and regulations would not, individually or in the aggregate, have a Material Adverse Effect on the Company; (iv) neither the Company nor PL has waived or extended any statute of limitations in respect of its Taxes; (v) to the knowledge of the Company, no Tax Returns referred to in clause (i) relating to federal and state income Taxes have been examined by the Internal Revenue Service ("IRS") or the appropriate state taxing authority for any period; (vi) no issues have been raised in writing by the relevant taxing authority in connection with the examination of the Tax Returns referred to in clause
     (i); (vii) all deficiencies asserted or assessments made as a result of any examination of such Tax Returns by any taxing authority have been paid in full or are being timely and properly contested; and (viii) the Company is not a "United States real property holding company" as defined in Section 897(c) of the Code. The Company has not filed a consent of the type described in Section 341(f) of the Code. The Company is not and has never been a member of an affiliated group of corporations (within the meaning of Section 1504 of the Code). The

     Company is not a party to, is not bound by and does not have any obligation under any tax sharing, tax indemnity or similar agreement. For purposes of this Agreement: (i) "Taxes" means any federal, state, local, foreign or provincial income, gross receipts, property, sales, use, license, excise, franchise, employment, payroll, withholding, alternative or added minimum, ad valorem, value-added, transfer or excise tax, or other tax, custom, duty, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or penalty imposed by any Governmental Entity, and (ii) "Tax Return" means any return, report or similar statement (including the attached schedules) required to be filed with respect to any Tax, including, without limitation, any information return, claim for refund, amended return or declaration of estimated Tax.


(j)  Actions and Proceedings.  Except as set forth in the Company SEC
     Documents filed prior to the date of this Agreement or on Schedule 3.1(j),
                                                               ---------------
     there are no outstanding orders, judgments, injunctions, awards or decrees of any Governmental Entity against or involving the Company or PL, or against or involving any of its or their present or, to the knowledge of the Company, former directors, officers, employees, consultants or agents of the Company or PL, in their capacities as such, any of its or their properties, assets or business or any Employee Benefit Plan of the Company that, individually or in the aggregate, would have a Material Adverse Effect on the Company or materially impair the ability of the Company to perform its obligations hereunder or under the Company Option Agreement. As of the date of this Agreement, there are no actions, suits, labor disputes or claims or legal, administrative or arbitrative proceedings or governmental investigations pending or, to the knowledge of the Company, threatened against or involving the Company or PL or any of its or their present or, to the knowledge of the Company, former directors, officers, employees, consultants or agents in their capacities, as such, or any of its or their properties, assets or business or any Employee Benefit Plan of the Company that, individually or in the aggregate, would have a Material Adverse Effect on the Company or materially impair the ability of the Company to perform its obligations hereunder or under the Company Option Agreement. As of the date hereof, there are no actions, suits, labor disputes or other litigation, legal or administrative proceedings or governmental investigations pending or, to the knowledge of the Company, threatened against or affecting the Company or PL or any of its or their present or, to the knowledge of the Company, former officers, directors, employees, consultants or agents, in their capacities as such, or any of its or their properties, assets or business relating to the transactions contemplated by this Agreement and the Company Option Agreement. For purposes of this Agreement, the term "knowledge of the Company" shall mean the actual knowledge of the officers and directors of the Company.

(k)  FDA and Related Matters.

(i)  Schedule 3.1(k) sets forth a list, for the period between January 1, 1993
     ---------------
     and the date hereof, of (A) all Regulatory or Warning Letters, Notices of Adverse Findings and Section 305 Notices and similar letters or notices issued by the Food and Drug Administration ("FDA") (or any other federal, state, local or foreign governmental entity that is concerned with the safety, efficacy, reliability or manufacturing of drug products (each, a "Drug Regulatory Agency")) to the Company or PL that, individually or in the aggregate, would have a Material Adverse Effect on the Company, (B) all product recalls, notifications and safety alerts conducted by the Company or PL, whether or not required by the FDA, and any request from the FDA or any Drug Regulatory Agency requesting the Company or PL to cease to investigate, test or market any product, which recalls, notifications, safety alerts or requests would, individually or in the aggregate, have a Material Adverse Effect on the Company, and (C) any criminal, injunctive, seizure or civil penalty actions begun or threatened by the FDA or any Drug Regulatory Agency against the Company or PL and known by the Company or PL and all related consent decrees (including plea agreements) issued with respect to the Company or PL. Copies of all documents referred to in
     Schedule 3.1(k) have been made available to the Parent.
     ---------------

(ii) The Company has made submissions to obtain material approvals, certifications, authorizations, clearances and permits for marketing, and has made filings with, or notifications to, the FDA and Drug Regulatory Agencies (or has documented a basis for not making such filings or notifications) pursuant to applicable requirements of the Federal Food, Drug and Cosmetics Act, as amended (the "FDA Act"), and applicable laws, regulations and rules with respect to each of the products sold by the Company or PL that is listed on Schedule 3.1(k). The products listed on
                                     ---------------
     Schedule 3.1(k) collectively constitute in excess of 95% of the gross
     ---------------
     revenues generated during the twelve (12)-month period ending December 31, 1997 by that portion of the business of the Company and PL which is subject to the jurisdiction of the FDA or any Drug Regulatory Agency. The Company and PL have no reason to believe that any of the material approvals, clearances, authorizations, registrations, certifications, permits, filings or notifications that it or any of its Subsidiaries has received or made to the FDA or any Drug Regulatory Agency that relate to the marketing of the products listed on Schedule 3.1(k) have been or are being revoked;
                        ---------------
     provided, however, the FDA or any other Drug

      Regulatory Agency may disagree with the Company's or PL's assessment and undertake actions, at any time, to remove from commercial distribution any such product.

(iii) Except as disclosed on Schedule 3.1(k), neither the Company nor PL
                             ---------------
has knowledge (or has been notified by the Contract Manufacturer) of any pending regulatory action of any sort (other than non-material routine or periodic inspections or reviews) against any of the Company, PL or the contract manufacturer of the Company's products (the "Contract Manufacturer") by the FDA or any Drug Regulatory Agency or any other duly authorized governmental authority which regulates the sale of drugs in any jurisdiction which could have a Material Adverse Effect on the Company or in any material way limit or restrict the ability of the Company or PL to market existing products. Except as set forth on Schedule 3.1(k), none of the Company, PL or, to the knowledge of
                ---------------
the Company, the Contract Manufacturer has knowingly committed or permitted to exist any violation of the rules and regulations of the FDA or any Drug Regulatory Agency or any other duly authorized governmental authority which regulates the sale of drugs which has not been cured by the Company, PL or, to the knowledge of the Company, the Contract Manufacturer or waived by the FDA or any such regulatory authority; provided, however, the FDA or any other Drug Regulatory Agency may disagree with the Company's assessment and undertake enforcement actions at any time.

(l)  Certain Agreements.  Except as set forth in Schedule 3.1(l), neither
                                                 ---------------
     the Company nor PL is a party to any oral or written employment agreement or plan, including any employment agreement, severance agreement, stock option plan, stock appreciation rights plan, restricted stock plan or stock purchase plan, any of the benefits of which shall be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the Company Option Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement or the Company Option Agreement (collectively, "Transaction Agreements"). No holder of any option to purchase shares of Company Common Stock, or shares of Company Common Stock granted in connection with the performance of services for the Company or PL, is or will be entitled to receive cash from the Company or PL in lieu of or in exchange for such option or shares as a result of the transactions contemplated by this Agreement or the Company Option Agreement. Schedule 3.1(l) sets forth (i)
                                                --------------
     for each officer, director or employee who is a party to, or will receive benefits (other than as a result of Section 2.3) under, any Transaction Agreement, the total amount that each such Person may receive, or is eligible to receive, assuming that the transactions contemplated by this Agreement are consummated on the date hereof, and (ii) the total amount of indebtedness owed to the Company or PL from each officer or director of the Company and PL. Except as set forth in the Certificate of Incorporation and Bylaws of the Company or PL, neither the Company nor PL is a party to any indemnification agreement with any of its present or future directors, officers, employees, agents or other Persons who serve or served in any other capacity with any other enterprise at the request of the Company or of PL.

(m)  Material Contracts.  Except as set forth in Schedule 3.1(m) or on any
                                                 ---------------
     other Schedule hereto, as of the date hereof, neither the Company nor PL is a party to, or is bound by, (i) any material agreement, indenture or other instrument relating to the borrowing of money by the Company or PL or the guarantee by the Company or PL of any such obligation (other than trade payables and instruments relating to transactions entered into in the ordinary course of business) or (ii) any other material contract or agreement or amendment thereto that (A) is not described in, or filed as an exhibit to, a Form 10-K, a Form 10-Q or a Form 8-K filed by the Company with the SEC, (B) places any material restrictions on the ability of the Company to engage in any material business activity currently conducted, or
     (C) is material to the business, properties, assets, liabilities, financial condition, results of operations or prospects of the Company and PL, taken as a whole (collectively, the "Company Contracts"). Neither the Company nor PL is in default under any Company Contract, which default is reasonably likely to have, either individually or in the aggregate, a Material Adverse Effect on the Company, and there has not occurred any event that with the lapse of time or the giving of notice or both would constitute such a default.


(n) Opinion of Financial Advisor. The Company has received the written opinion of Lehman Brothers Inc., dated the date hereof, to the effect that, as of the date hereof, from a financial point of view, the Exchange Ratio to be offered to the stockholders of the Company is fair to the Company's stockholders, a copy of which opinion has been delivered to the Parent.

(o) Takeover Provisions Inapplicable. As of the date hereof and at all times on or prior to the Effective Time, Section 203 of the DGCL is, and shall be, inapplicable to the Merger, the Company Option Agreement, the Voting Agreements and the transactions contemplated thereby.

(p) Required Vote of the Company Stockholders. The affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock is required to adopt this Agreement. No other vote of the securityholders of the Company is required by law, the Certificate of Incorporation or Bylaws of the Company or otherwise in order for the Company to consummate the Merger and the transactions contemplated hereby and in the Company Option Agreement.


(q) Finders and Investment Bankers. Except for Lehman Brothers, Inc., whose fees will be paid by the Company, there is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of the Company or PL who might be entitled to any fee or commission in connection with the transactions contemplated by this Agreement.

(r) Authorized Stock. The Company has taken all necessary corporate and other action to authorize and reserve and to permit it to issue, and, at all times from the date hereof until the obligation to deliver Common Stock when the Company Option Agreement terminates, will have reserved for issuance, upon exercise of the Option (as defined in the Company Option Agreement), shares of Common Stock necessary for the Parent to exercise the Option, and the Company shall take all necessary corporate action to authorize and reserve for issuance all additional shares of Common Stock or other securities which may be issued pursuant to the Company Option Agreement upon exercise of the Option. The shares of Common Stock to be issued upon due exercise of the Option, including all additional shares of Common Stock or other securities which may be issuable pursuant to the Company Option Agreement, upon issuance pursuant thereto, shall be duly and validly issued, fully paid and nonassessable and shall be delivered free and clear of all liens or encumbrances of any kind or nature whatsoever, including any preemptive rights of any stockholder.

(s)  Company Affiliates.  Schedule 3.1(s) contains a list (reasonably
                          ---------------
     satisfactory to counsel for the Parent) identifying all Persons who may be deemed to be "affiliates" of the Company on the date hereof as that term is used in paragraphs (c) and (d) of Rule 145 under the Securities Act (the "Company Affiliates").

(t)  Owned Real Property.  The Company owns no real property.

(u)  Leased Real Estate.  The Company is the lessee under the real estate leases described on Schedule 3.1(u). Schedule 3.1(u) contains the number of
                         ---------------  ---------------
     square feet leased by the Company under each lease, the current rent payable thereunder and the expiration date of each lease. True, correct and complete copies of said leases have been delivered by the Company to the Parent. The Company now enjoys quiet and undisturbed possession under each of said leases. To the knowledge of the Company, such leased real estate is free and clear of any zoning, use or building restriction or any pending, proposed or threatened zoning or use or building restriction which would, either singly or in the aggregate, adversely interfere with the present or any intended use of any of such leased real estate. To the knowledge of the Company, said leases are valid and binding and in full force and effect. The Company is not in default as to the payment of rent and has not received written notice of any other default thereunder.


(v)  Owned and Leased Tangible Personal Property.  Title to all of the
     Company's owned equipment, vehicles, furniture and fixtures and other items of owned tangible personal property is held by the Company free and clear of any claim, lease, mortgage, security interest, conditional sale agreement or other title retention agreement, restriction or lien or encumbrance of any kind or nature whatsoever, except as set forth on
     Schedule 3.1(v). The Company has a valid leasehold interest in all tangible
     ---------------
     personal property material to its business held by it under lease, and true, correct and complete copies of said leases have been delivered by the Company to the Parent. To the knowledge of the Company, said leases are valid and binding and in full force and effect. The Company is not in default as to the payment of rent and has not received written notice of any other default thereunder.

(w) Physical Condition of Property. To the knowledge of the Company, all of the leased real estate of the Company and the structures erected thereon and all of the owned and leased tangible personal property of the Company are in good repair and condition and are suitable for the conduct of the present business of the Company.

(x)  Patents and Certain Other Intellectual Property Rights.


(i)  Schedule 3.1(x) lists all of the patents (including all reissues,
     ---------------
     divisions, continuations and extensions thereof), patent applications, patent disclosures, docketed inventions, trademarks, trademark applications, trade names and copyrights owned by the Company.

(ii) The Company owns, or possesses the right to use, all of the intellectual property rights necessary to the conduct of the business of the Company as presently conducted except for rights which, if not so owned or possessed, would not individually or in the aggregate have a Material Adverse Effect on the Company. Such ownership or right to use, as the case may be, is free and clear of all liens, security interests, claims and rights to use of third parties except those which would not, individually or in the aggregate, have a Material Adverse Effect on the Company.

(iii)Except pursuant to licenses listed in Schedule 3.1(bb) or in the Company
                                           ----------------
     SEC Documents, there are no material royalties, honoraria, fees or other payments payable as of the date hereof by the Company to any person by reason of the ownership, use, license, sale or disposition of any of the Company's intellectual property rights.

(iv) The Company is not, to the knowledge of the Company, infringing the right of any other party with respect to any intellectual property rights which would, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect on the Company.

(y) Accounts Receivable. No customer(s) representing 10% or more of the total revenues of the Company is (are) delinquent in the payment of its (their) accounts with the Company.

(z)  Insurance and Bonds.  Attached hereto, made part hereof and marked
     Schedule 3.1(z) is a true and correct listing of all of the policies of
     ---------------
     insurance and all surety and other bonds to which the Company now is a party, or during the immediately preceding sixty (60) months was a party. All of such policies and bonds which have expired were valid and in full force and effect during their respective terms, all other of such policies and bonds are valid and in full force and effect at the present time, and no claim has been made, or notice given, to cancel or avoid any of said policies or bonds or to reduce the coverage provided thereby, except where the existence of any claim or notice of cancellation, avoidance or reduction of coverage, or invalidity, unenforceability or ineffectiveness, would not have a Material Adverse Effect on the Company.

(aa) Product Warranties and Liability.


(i) No reserves have been provided for by the Company to cover potential claims under existing customer indemnification agreements.

(ii) Except as to claims, actions, proceedings or investigations which have been asserted but as to which no notice has been given to the Company, and except as set forth on Schedule 3.1(aa), there are no product liability
                            ----------------
     claims, actions, proceedings or investigations pending or, to the knowledge of the Company, threatened against the Company or its assets or state of facts existing which could give rise to any such product liability claim, action, proceeding or investigation.

(iii)To the knowledge of the Company, no claims have been made that the products sold by the Company are not effective for the uses such products purport to serve. To its knowledge, the Company has not received any written notice that any product manufactured by it has not been manufactured in accordance with "current Good Manufacturing Practices" (as such term is commonly understood within the Company's industry) or has not been properly labeled for its approved use.

(bb) Contracts, Proposals and Bids.  Schedule 3.1(bb) is a list of all of the
                                     ----------------
     in-license, out-license, co-promotion and co-marketing agreements and similar agreements relating to the intellectual property rights of the Company necessary for the conduct of the business of the Company as currently conducted, customer contracts for product sales and all bids or proposals for product or customer contracts not yet received, bid or awarded.

(cc) Labor and Employment Matters.  Except as set forth on Schedule 3.1(cc):
                                                           ----------------

(i) The Company is not a party to or obligated to contribute to any employee benefit plan as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974 ("ERISA") (an "Employee Benefit Plan"), guaranteed annual income plan, fund or arrangement, or any incentive, bonus, profit sharing, deferred compensation, stock option or purchase plan, agreement or arrangement, or any written or, to the knowledge of the Company, oral employment or consulting agreement (except employment offer letters), or any non-competition agreement, or any severance or written, or to the knowledge of Company, oral termination pay plans or policies, any hospitalization, disability or other insurance plans, or any other employee fringe benefit plans, or any collective bargaining agreement, or any other agreement, plan or arrangement similar to or in the nature of the foregoing, oral or written, whether or not an Employee Benefit Plan, except those set forth on Schedule 3.1(cc). True, correct and complete copies of
                        ----------------
     all of the written Employee Benefit Plans and other written plans and agreements and true, correct and complete written descriptions of all of such oral arrangements described in Schedule 3.1(cc) have heretofore been
                                         ----------------
     delivered by the Company to the Parent. The Company does not have any unfunded liabilities on account of or in connection with any such Employee Benefit Plan, other plan, agreement or arrangement which is a non-multiemployer plan.

(ii) With respect to any non-multiemployer Employee Benefit Plan, (A) neither such Employee Benefit Plan nor any fiduciary has engaged in a prohibited transaction as defined in Section 406 of ERISA (for which no individual or class exemption exists under

     Section 408 of ERISA) or any prohibited transaction as defined in Section 4975 of the Code (for which no individual or class exemption exists under Section 4975 of the Code), which may reasonably be expected to have a Material Adverse Effect on the Company; (B) all filings and reports as to such Employee Benefit Plan required to have been made on or before the date hereof to the IRS, to the United States Department of Labor or, if applicable, to the Pension Benefit Guaranty Corporation have been made on or before the date hereof (to the extent not granted a valid extension of the date of filing); (C) all disclosures to plan participants relating to such Employee Benefit Plan required by ERISA to have been made on or before the date hereof have been or will be duly made on or before that date; (D) there is no litigation, disputed claim (other than routine claims for benefits), governmental proceeding or investigation pending or threatened with respect to any such Employee Benefit Plan, its related trust or any fiduciary, administrator or sponsor of such Employee Benefit Plan; (E) each Employee Benefit Plan has been established, maintained, funded and administered materially in accordance with its governing documents and any applicable provisions of ERISA, the Code, other applicable law and all regulations and rulings promulgated thereunder; and (F) the Company has delivered to the Parent a true, correct and complete copy of (1) the most recent Form 5500 for each such Employee Benefit Plan filed with the IRS and the Department of Labor and, with respect to each Employee Benefit Plan which is an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA, the most recent determination letter received from the IRS,
     (2) each trust or custodial agreement and each deposit administration, group annuity, insurance or other funding contract associated with such Employee Benefit Plan, (3) the most recent financial information for each Employee Benefit Plan, (4) where applicable, the most recent actuarial report or valuation relating to each such Employee Benefit Plan which has been delivered to the Company by its actuaries, and (5) where applicable, a summary of any "reportable event" within the meaning of Section 4043(b) of ERISA.

(iii)The Company has never been a party to or obligated to contribute to any multiemployer Employee Benefit Plan.

(iv) There has not been any (A) termination or partial termination of any Employee Pension Benefit Plan maintained by the Company (or by any Person which is or was under common control, within the meaning of Section 414(b),
     (c), (m) or (o) of the Code, with the Company (a "Section 414 Affiliate") during the period of such common control, at a time when Title IV of ERISA applied to such Plan, (B) commencement of any proceeding to terminate any such Plan pursuant to ERISA or otherwise, or (C) written notice given to the Company or any affiliate of the intention to commence or seek the commencement of any such proceeding, which (under (A)) resulted or (under (B) or (C)) would result in an insufficiency of plan assets necessary to satisfy benefit commitments under Title IV of ERISA or benefits vested under the Plan. Neither the Company nor any Section 414 Affiliate has incurred withdrawal liability, complete or partial, contingent or otherwise, under the Multiemployer Pension Plan Amendments Act of 1980.

(v) The Company (A) is not a party to any collective bargaining agreement or discussions or negotiations with any Person or group looking toward any such agreement, (B) has not within the last three (3) years experienced any strike, lockout, work stoppage, slowdown, unfair labor practice claim or other labor difficulty (other than grievances and unfair labor practice claims in which the Company's only exposure was to monetary damages of $50,000 or less), and (C) to the knowledge of the Company, is not aware of a threatened strike, lockout, work stoppage, slowdown, unfair labor practice claim or other such labor difficulty. The Company has no knowledge of any facts which would form the basis for the assertion of any grievance or unfair labor practice claim or other charge or complaint against the Company by or before the National Labor Relations Board or any state labor relations board or commission or representative thereof, and is not aware of any filing by any employee or employee group seeking recognition as a collective bargaining representative or unit.

(dd) Insider Contracts.  Except as set forth in the Company SEC Documents or on
     Schedule 3.1(dd) or as set forth and identified as such on any other
     ----------------
     Schedule hereto, there are no contracts, agreements, purchase orders, commitments, leases, understandings or arrangements, including loan arrangements, between the Company and any of its respective officers (except employment offer letters), directors or shareholders, or any related or affiliated Person, corporation or other entity (a true, correct and complete copy of each such written document and a true, correct and complete written description of each such oral relationship having heretofore been delivered by the Company to the Parent).

(ee) Other Material Contracts.  Schedule 3.1(ee) is a true, correct and
                                ---------------
     complete list of all other (i.e., not identified on one or more of the foregoing Schedules hereto) material contracts, agreements, understandings and arrangements, oral and written, to which the Company is a party or by which the Company is bound. For purposes of this Section 3.1(ee), "material" shall mean containing an obligation (i) requiring, or reasonably anticipated to require, payment of more than $100,000 in any one (1) year period, or (ii) not terminable by or on the Company's behalf, without penalty, within ninety (90) days after the Closing, or (iii) terminable by or on behalf of the other party on ninety (90) days' notice or less, or
     (iv) having a term of more than twenty-four (24) months, or (v) of guaranty or suretyship, irrespective of the term or amount involved. True, correct and complete copies of such written material contracts have heretofore been delivered by the Company to the Parent. All material contracts are valid and binding, in full force and effect and enforceable in accordance with their terms, and there exists no default, and to the knowledge of the Company, no event has occurred which through notice or the passage of time or otherwise may result in a default, under the terms of any of the material contracts, except as set forth on Schedule 3.1(ee) and except
                                                ----------------
     where the invalidity, nonbinding nature, unenforceability, ineffectiveness or default would not have a Material Adverse Effect on the operations or financial condition of the Company taken as a whole.

(ff) Export of Products and Technologies. To the knowledge of the Company, there are no United States government restrictions prohibiting or, except for export licensing requirements which the Company has fulfilled or satisfied to date, otherwise affecting the Company in exporting its existing products and know-how to the foreign countries to which such are currently being exported (a description of all of such products and know-how and foreign countries being listed on Schedule 3.1(ff)).
                                               ----------------

(gg) Absence of Illegal Payments. The Company has not authorized any of its officers, directors, employees or non-employee agents to make, and to the knowledge of the Company, no officer, director, employee or non-employee agent of the Company has authorized or made, any offer, payment or promise to pay any money, or offered, given or promised to give anything of value, to any domestic or foreign government official, political party or official thereof or any candidate for political office (domestic or foreign), or to any other Person, while knowing or having reason to know that all or a portion of such money or thing of value would be offered, given or promised, directly or indirectly, to any of such Person(s) for purposes of
     (A) influencing any act or decision of such entity or Person, including a decision to fail to perform his or her official functions, or (B) inducing such entity or Person to use his or her influence with a domestic or foreign government or instrumentality thereof to affect or influence any act or decision of such government or instrumentality in order to assist the Company in obtaining or retaining business for or with, or directing business to, any Person, which offer, payment or promise constitutes a violation by the Company of the Foreign Corrupt Practices Act of 1977, as amended.

(hh) Absence of Anti-Boycott Violations. To the knowledge of the Company, the Company has not violated or is not in violation of any statute, law, decree, order, rule or regulation of any governmental body of the United States which prohibits or regulates the boycotting of or refusal to deal with any Person or entity, including without limitation the Export Administration Amendments of 1977 (50 U.S.C. App. (S) 2401 et seq.), the
                                                                -------
     Ribicoff Amendments to the Tax Reform Act of 1976 (Internal Revenue Code
     (S) 999) or the Sherman Act (15 U.S.C. (S) l et seq.), or any rule or
                                                  -------
     regulation promulgated pursuant thereto.

(ii) Environmental Matters.

(i)  Except as disclosed in Schedule 3.1(ii):  (A) the Company is currently in
                            ----------------
     compliance with all applicable Environmental Laws, and has obtained all permits and other authorizations needed to operate its facilities, except where failure to comply with applicable Environmental Laws or where failure to obtain such permits and other authorizations would not have a Material Adverse Effect on the Company; (B) the Company has not violated any applicable Environmental Law, except where such violation would not have a Material Adverse Effect; (C) there are no present requirements of any applicable Environmental Laws which will increase materially the Company's costs of complying with the Environmental Laws nor to the Company's knowledge are any such requirements currently threatened to be imposed; (D) all past on-site generation, treatment, storage, disposal and other management of Regulated Substances by the Company and, to the knowledge of Company, by any prior owner, operator or occupant of any property presently or previously owned, leased or occupied by the Company was, when done, in compliance with then applicable Environmental Laws, except where failure of compliance would not have a Material Adverse Effect on the Company; (E) no past on-site generation, treatment, storage, disposal or other management of Regulated Substances: (1) has resulted in the presence of Regulated Substances on, in, under or migrating from any property of the Company in violation of applicable Environmental Laws, except where such violation would not have a Material Adverse Effect on the Company; or (2) requires the investigation, cleanup, removal or remediation of any Regulated Substances, in order to comply with Environmental Laws, except where such investigation, cleanup, removal or remediation would not have a Material Adverse Effect on the Company; (F) all past off-site transportation, treatment, storage, disposal and other management of Regulated Substances generated by the Company was, when done, in compliance with then applicable Environmental Laws, except where failure of compliance would not have a Material Adverse Effect on the Company; (G) the Company did not, directly or indirectly, arrange for the treatment, storage or disposal of any Regulated Substances at any property or facility identified or, to the knowledge of the Company, is proposed to be identified on any list of contaminated properties or other properties which pursuant to Environmental Laws are the subject of an investigation or remediation action by any federal, state or, to the knowledge of the Company, local, government agency or instrumentality; (H) no property currently owned, leased or otherwise occupied by the Company and no property previously owned, leased or otherwise occupied by the Company is identified, or to the knowledge of the Company is proposed to be identified, on any list of contaminated properties or other properties which pursuant to Environmental Laws are the subject of an investigation or remediation action by any federal, state or, to the knowledge of the Company, local government agency or instrumentality; (I) the Company has not received any notice of any kind that the Company is or may be considered a party with potential responsibility under Environmental Laws for the costs of responding to a release or threatened release of any Regulated Substance which has not been resolved; (J) the Company has not filed or failed to file any notice required under any applicable Environmental Law reporting a release of any Regulated Substance; (K) no environmental lien and no unrecorded environmental lien has attached to any property of the Company, nor, to the knowledge of the Company, is there a reasonable basis to believe that such a lien may be attached to any property of the Company; and (L) during the period when the Company occupied any property now or formerly owned, leased or operated by the Company or, to the knowledge of the Company, during any period prior to its ownership, occupation or operation of such property: (1) there were no underground storage tanks or surface impoundments, (2) there was no asbestos-containing material in friable form, and (3) there were no polychlorinated biphenyls ("PCBs") other than those used, maintained or disposed of in compliance with all applicable Environmental Laws.

(ii) As used in this Section 3.1(ii), the following terms shall be defined as follows: (A) "Environmental Laws" include but are not limited to any federal, state, local or foreign laws (including the common law), statutes, charters, ordinances, codes, rules or regulations, permits or permit conditions, licenses or authorizations, consent or administrative orders, agreements or understandings (whether previously existing, now existing or hereafter enacted, promulgated, issued or entered into) which pertain to the protection of human health or the environment or worker safety, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. (S) 9601 et seq.; the Resource Conservation and Recovery Act, 42 U.S.C. (S) 6901
     -- ----
     et seq.;  the Hazardous Materials Transportation Act, 49 U.S.C. (S) 1801
     -- ----
     et seq.; the Toxic Substance Control Act, 15 U.S.C. (S) 2601 et seq.; the
     -- ----                                                      -- ---
     Federal Water Pollution Control Act, 33 U.S.C. (S) 1251 et seq.; the
                                                             -- ----
     Federal Safe Drinking Water Act, 42 U.S.C. (S)(S) 300f-300j; the Federal Air Pollution Control Act, 42 U.S.C. (S) 7401 et seq.; the Oil Pollution
                                                   -- ----
     Act, 33 U.S.C. (S) 2701 et seq.; the Federal Insecticide, Fungicide and
                             -- ----
     Rotenticide Act, 7 U.S.C. (S)(S) 136-136y; and the Occupational Safety
     and Health Act, 29 U.S.C. (S) 651 et seq., as each may be amended from
                                       -- ----
     time to time, regulations promulgated under the foregoing or any equivalent state statutes and regulation, and any judicial or administrative interpretation of such laws, statutes, charters, ordinances, codes, rules or regulations, permits or permit conditions, consent or administrative orders, agreements or understandings, including, without limitation, any judicial or administrative orders or judgments; and (B) "Regulated Substance" includes any substance the manufacturing, processing, sale, generation, treatment, storage, disposal, transportation, labeling, removal, remediation or other management of which is regulated by any applicable Environmental Law.

(jj) No Adverse Actions. There is no existing, pending or, to the knowledge of the Company, threatened termination, cancellation, limitation, modification or change in the business relationship of the Company with any supplier, customer or other Person or entity, except such actions which would not have a Material Adverse Effect on the Company.

3.2         Representations, Warranties and Agreements of the Parent.
            --------------------------------------------------------
          The Parent represents and warrants to the Company as follows:

(a) Organization, Standing and Power. The Parent is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania with all requisite corporate power and authority to own, operate and lease its properties, to carry on its business as now being conducted and to enter into this Agreement and perform its obligations hereunder. Each Subsidiary of the Parent is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized and has the requisite corporate power and authority to carry on its business as now being conducted, except where the failure to be so organized, existing or in good standing or to have such power or authority would not, individually or in the aggregate, have a Material Adverse Effect on the Parent. The Parent and each of its Subsidiaries are duly qualified to do business, and are in good standing, in each jurisdiction where the character of their properties owned or held under lease or the nature of their activities makes such qualification necessary, except where the failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect on the Parent. For purposes of this Agreement, a "Subsidiary" of the Parent means any corporation, partnership, limited liability company, joint venture or other legal entity of which the Parent (either alone or through or together with any other Subsidiary) owns, directly or indirectly, 50% or more of the stock or other equity interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation, partnership, limited liability company, joint venture or other legal entity.

(b)    Capital Structure.

(i) The Parent. As of the date hereof, the authorized capital stock of the Parent consists of 300,000,000 shares of Parent Common Stock, par value $.50 per share, and 5,000,000 shares of preferred stock, par value $.50 per share ("Parent Preferred Stock"). At the close of business on May 29, 1998, (A) 122,341,004 shares of Parent Common Stock were issued and outstanding, all of which were validly issued, fully paid and nonassessable, and free of preemptive rights, (B) 850,328 shares of Parent Common Stock were held in the treasury of the Parent, and (C) 12,576,826 shares of Parent Common Stock were reserved for future issuance pursuant to stock option arrangements of the Parent (collectively, the "Parent Stock Option Plans"), of which 3,512,826 shares were reserved for future issuance under stock options granted as of May 29, 1998. The Parent Stock Option Plans are the only benefit plans of the Parent or its Subsidiaries under which any securities of the Parent or any of its Subsidiaries are issuable. No shares of Parent Preferred Stock are outstanding. As of the date of this Agreement, except as set forth above, no shares of capital stock or other voting securities of the Parent were issued, reserved for issuance or outstanding. As of the date of this Agreement, except for stock options covering not in excess of 3,512,826 shares of Parent Common Stock issued under the Parent Stock Option Plans (collectively, the "Parent Stock Options"), there are no options, warrants, calls, rights or agreements to which the Parent or any of its Subsidiaries is a party or by which any of them is bound obligating the Parent or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock of the Parent or any of its Subsidiaries or obligating the Parent or any of its Subsidiaries to grant, extend or enter into any such option, warrant, call, right or agreement. Each outstanding share of capital stock of each Subsidiary of the Parent that is a corporation is duly authorized, validly issued, fully paid and nonassessable, and each such share is owned by the Parent or another Subsidiary of the Parent free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on voting rights, charges and other encumbrances of any nature whatsoever. The Parent does not have any outstanding bonds, debentures, notes or other obligations the holders of which have the right to vote (or convertible into or exercisable for securities having the right to vote) with the stockholders of the Parent on any matter.

(ii) The Merger Subsidiary. The Merger Subsidiary has, as of the date hereof, authorized capital stock consisting of 1,000 shares of Subsidiary Common Stock, of which 1,000 shares are issued and outstanding and owned by the Parent. The Merger Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. All of the issued and outstanding shares of the Merger Subsidiary have been validly issued, are fully paid and nonassessable and are free of preemptive rights. There are no outstanding rights, options, warrants, conversion rights or agreements for the purchase or acquisition from, or the sale or issuance by, the Merger Subsidiary of any shares of its capital stock, other than this Agreement. Since its organization, the Merger Subsidiary has conducted no business activities, except such as are related to this Agreement and the performance of its obligations hereunder.

(c) Authority. On or prior to the date of this Agreement, the Board of Directors of the Parent has declared the Merger advisable and fair to and in the best interest of the Parent and its shareholders. The Parent has all requisite corporate power and authority to enter into this Agreement and the Company Option Agreement, to consummate the transactions contemplated by the Company Option Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the Company Option Agreement by the Parent and the consummation by the Parent of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of the Parent, subject, in the case of this Agreement, to the filing of a Certificate of Merger as required by the DGCL. This Agreement and the Company Option Agreement have been duly executed and delivered by the Parent and (assuming the valid authorization, execution and delivery of this Agreement and the Company Option Agreement by the Company and the validity and binding effect of this Agreement and the Company Option Agreement on the Company) constitute the valid and binding obligation of the Parent enforceable against the Parent in accordance with their respective terms, except to the extent that enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by principles of equity regarding the availability of remedies. The issuance of shares of Parent Common Stock to be issued in the Merger and the filing of a registration statement on Form S-4 with the SEC by the Parent under the Securities Act for the purpose of registering the shares of Parent Common Stock to be issued in the Merger (together with any amendments or supplements thereto, whether prior to or after the effective date thereof, the "Registration Statement") have been duly authorized by the Parent's Board of Directors.

(d) Consents and Approvals; No Violation. Assuming that all consents, approvals, authorizations and other actions described in this Section 3.2(d) have been obtained and all filings and obligations described in this Section 3.2(d) have been made, the execution and delivery of this Agreement and the Company Option Agreement do not, and the consummation of the transactions contemplated hereby and thereby and compliance with the provisions hereof and thereof will not, result in any violation of, or default (with or without notice or lapse of time, or both) under, or give to others a right of termination, cancellation or acceleration of any obligation or the loss of a material benefit under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of the Parent or any of its Subsidiaries under, any provision of (i) the Articles of Incorporation or Bylaws of the Parent, (ii) any provision of the comparable charter or organization documents of any of the Parent's Subsidiaries, (iii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to the Parent or any of its Subsidiaries, or (iv) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Parent or any of its Subsidiaries or any of their respective properties or assets, other than, in the case of clauses (ii), (iii) or (iv), any such violations, defaults, rights, liens, security interests, charges or encumbrances that, individually or in the aggregate, would not have a Material Adverse Effect on the Parent, materially impair the ability of the Parent to perform its obligations hereunder or under the Company Option Agreement or prevent the consummation of any of the transactions contemplated hereby or thereby. No filing or registration with, or authorization, consent or approval of, any Governmental Entity is required by or with respect to the Parent or any of its Subsidiaries in connection with the execution and delivery of this Agreement or the Company Option Agreement by the Parent or is necessary for the consummation of the Merger and the other transactions contemplated by this Agreement or the Company Option Agreement, except for (i) in connection, or in compliance, with the provisions of the HSR Act, the Securities Act and the Exchange Act, (ii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, (iii) applicable requirements, if any, of state securities or "blue sky" laws and the NYSE, (iv) approval for listing the Parent Common Stock to be issued in the Merger on the NYSE, and (v) such other consents, orders, authorizations, registrations, declarations and filings the failure of which to be obtained or made would not, individually or in the aggregate, have a Material Adverse Effect on the Parent, materially impair the ability of the Parent to perform its obligations hereunder or under the Company Option Agreement or prevent the consummation of any of the transactions contemplated hereby or thereby.


(e) SEC Documents and Other Reports. The Parent has filed all required documents with the SEC since January 1, 1995 (the "Parent SEC Documents"). As of their respective dates, the Parent SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and, at the respective times they were filed, none of the Parent SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements (including, in each case, any notes thereto) of the Parent included in the Parent SEC Documents (the "Parent Financial Statements") complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, were prepared in accordance with generally accepted accounting principles (except, in the case of the unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto) and fairly presented in all material respects the consolidated financial position of the Parent and its consolidated Subsidiaries as at the respective dates thereof and the consolidated results of their operations and their consolidated cash flows for the periods then ended. Except as disclosed in the Parent SEC Documents or as required by generally accepted accounting principles, the Parent has not, since March 31, 1998, made any change in the accounting practices or policies applied in the preparation of the Parent Financial Statements. Neither the

Parent nor any of its Subsidiaries had as of March 31, 1998 any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, that would be required by generally accepted accounting principles to be reflected on the consolidated balance sheet of the Parent and its Subsidiaries (including the notes thereto) included in the Financial Statements that are not so reflected.


(f) Registration Statement and Prospectus/Proxy Statement. None of the information to be supplied by the Parent for inclusion or incorporation by reference in the Registration Statement or the Prospectus/Proxy Statement will
(i) in the case of the Registration Statement, at the time it becomes effective, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading or (ii) in the case of the Prospectus/Proxy Statement, at the time of the mailing of the Prospectus/Proxy Statement, at the time of each of the Stockholders Meeting and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. If at any time prior to the Effective Time any event with respect to the Parent, its officers and directors or any of its Subsidiaries shall occur which is required at that time to be described in the Prospectus/Proxy Statement or the Registration Statement, such event shall be so described, and an appropriate amendment or supplement shall be promptly filed with the SEC and, as required by law, disseminated to the stockholders of the Parent. The Registration Statement will comply (with respect to the Parent) as to form in all material respects with the provisions of the Securities Act, and the Prospectus/Proxy Statement will comply (with respect to the Parent) as to form in all material respects with the provisions of the Exchange Act.

(g) Absence of Certain Changes or Events. Except as disclosed in the Parent SEC Documents filed with the SEC prior to the date of this Agreement, since March 31, 1998, there has been no event causing a Material Adverse Effect on the Parent, or any development that would, individually or in the aggregate, result in a Material Adverse Effect on the Parent.

(h) Permits and Compliance. The Parent is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals and orders of any Governmental Entity necessary for the Parent to own, lease and operate its properties or to carry on its business as it is now being conducted (the "Parent Permits"), except where the failure to have any of the Parent Permits would not, individually or in the aggregate, have a Material Adverse Effect on the Parent, and, as of the date of this Agreement, no suspension or cancellation of any of the

Parent Permits is pending or, to the knowledge of the Parent, threatened, except where the suspension or cancellation of any of the Parent Permits would not, individually or in the aggregate, have a Material Adverse Effect on the Parent. Parent is not in violation of (i) its charter, by-laws or other organizational documents, (ii) any applicable law, ordinance, administrative or governmental rule or regulation, or (iii) any order, decree or judgment of any Governmental Entity having jurisdiction over the Parent, except, in the case of clauses (i),
(ii) and (iii), for any violations that, individually or in the aggregate, would not have a Material Adverse Effect on the Parent. As of the date hereof, there is no contract or agreement, not entered into in the ordinary course of business, that is material to the business, properties, assets, liabilities, financial condition, results of operations or prospects of the Parent and its Subsidiaries, taken as a whole. Except as set forth in the Parent SEC Documents filed prior to the date of this Agreement, no event of default or event that, but for the giving of notice or the lapse of time or both, would constitute an event of default exists or, upon the consummation by the Parent of the transactions contemplated by this Agreement or the Company Option Agreement, will exist under any indenture, mortgage, loan agreement, note or other agreement or instrument for borrowed money, any guarantee of any agreement or instrument for borrowed money or any lease, contractual license or other agreement or instrument to which the Parent is a party or by which the Parent is bound or to which any of the properties, assets or operations of the Parent is subject, other than any defaults that, individually or in the aggregate, would not have a Material Adverse Effect on the Parent.

(i)  Actions and Proceedings.  Except as set forth in the Parent SEC
Documents filed prior to the date of this Agreement, there are no outstanding orders, judgments, injunctions, awards or decrees of any Governmental Entity against or involving the Parent or any of its Subsidiaries, or against or involving any of the present or, to the knowledge of the Parent, former directors, officers, employees, consultants or agents of the Parent or any of its Subsidiaries, in their capacities as such, any of its or their properties, assets or business or employee benefit plan of the Parent that, individually or in the aggregate, would have a Material Adverse Effect on the Parent or materially impair the ability of the Parent to perform its obligations hereunder or under the Company Option Agreement. As of the date of this Agreement, there are no actions, suits, labor disputes or claims or legal, administrative or arbitrative proceedings or governmental investigations pending or, to the knowledge of the Parent, threatened against or involving the Parent or any of its Subsidiaries or any of its or their present or, to the knowledge of the Parent, former directors, officers, employees, consultants, agents or stockholders, in their capacities as such, or any of its or their properties, assets or business or any employee benefit plan of the Parent that, individually or in the aggregate, would have a Material Adverse Effect on the Parent or materially impair the ability of the Parent to perform its obligations hereunder or under the Company Option Agreement. As of the date hereof, there are no actions, suits, labor disputes or other litigation, legal or administrative proceedings or governmental investigations pending or, to the knowledge of the Parent, threatened against or affecting the Parent or any of its Subsidiaries or any of its or their present or, to the knowledge of the Parent, former officers, directors, employees, consultants, agents or stockholders, in their capacities as such, or any of its or their properties, assets or business relating to the transactions contemplated by this Agreement and the Company Option Agreement. For purposes of this Agreement, the term "knowledge of the Parent" shall mean the actual knowledge of the officers and directors of the Parent.

(j) FDA Matters. Neither the Parent nor any of its Subsidiaries (i) is a party to any pending investigation or proceeding by or before the FDA or any other duly authorized Drug Regulatory Agencies or any other duly authorized governmental authority which regulates the sale of drugs and controlled substances in any jurisdiction; (ii) has knowledge of any pending regulatory action of any sort (other than non-material routine or periodic inspections or reviews) against the Parent or any of its Subsidiaries by the FDA or any other duly authorized Drug Regulatory Agencies or any other governmental authority which regulates the sale of drugs and controlled substances in any jurisdiction which could have a Material Adverse Effect on the Parent, or in any material way limit or restrict the ability of the Parent or any of its Subsidiaries to market existing products; (iii) has knowingly committed or permitted to exist any violation of the rules and regulations of the FDA or any other duly authorized Drug Regulatory Agencies or any other governmental authority which regulates the sale of drugs and controlled substances in any jurisdiction which has not been cured by the Parent or any of its Subsidiaries or waived by the FDA or any such regulatory authority; (iv) has received notice from any third party (whether or not in writing), or has knowledge of, any claim, dispute or controversy relating to the supply of regulated materials used in the products of the Parent or any of its Subsidiaries, or the quality, formulation, potency, toxicity or efficacy of such materials; or (v) anticipates, or knows of any pending, threatened or potential action by any duly authorized Drug Regulatory Agencies or any other governmental authority which regulates the sale of drugs and controlled substances in any jurisdiction which could have a Material Adverse Effect on the Parent or in any material way limit or restrict the ability of the Parent or any of its Subsidiaries to market existing products. To the knowledge of the Parent, it and each of its Subsidiaries have fulfilled in all material respects all regulatory requirements necessary or requisite to the continued marketing of their existing products.


(k)  Labor Relations.   To the knowledge of the Parent, the Parent has a
good relationship with its employees and has no reason to believe that there will be any adverse change in any such relationship, whether as a result of the consummation of the transactions provided for by this Agreement or otherwise.


(l)  Patents and Certain Other Intellectual Property Rights.

(i) The Parent owns, or possesses the right to use, all of the necessary intellectual property rights to the conduct of the business of the Parent as presently conducted except for rights to which, if not so owned or possessed, would not individually or in the aggregate have a Material Adverse Effect on the Parent. Such ownership or right to use, as the case may be, is free and clear of all liens, security interests, claims and rights to use of third parties except those which would not, individually or in the aggregate have a Material Adverse Effect on the Parent.

(ii) There are no material royalties, honoraria, fees or other payments, incurred outside the ordinary course of business, payable as of the date hereof by the Parent to any person by reason of the ownership, use, license, sale or disposition of any of the Parent's intellectual property rights.

(iii)The Parent is not, to the knowledge of the Parent, infringing the right of any other party with respect to any intellectual property rights which would, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect on the Parent.

(m) Parent Common Stock. The shares of Parent Common Stock to be issued in accordance with this Agreement will be, upon issuance, duly authorized, validly issued, fully paid and nonassessable, with no personal liability attaching to the ownership thereof. Such issuance of shares of Parent Common Stock will be free of any restrictions on transfer imposed by the Parent, other than those contemplated by this Agreement. There are no preemptive rights or other anti-dilution rights which would become effective upon or prohibit such issuance of shares of Parent Common Stock.

(n) Opinion of Financial Advisor. The Parent has received the written opinion of SBC Warburg Dillon Read Inc. ("Dillon Read"), dated the date hereof, to the effect that, as of the date hereof, the Exchange Ratio is fair to the

Parent from a financial point of view, a copy of which opinion has been delivered to the Company.

(o) Finders and Investment Bankers. Except for Dillon Read, whose fees will be paid by the Parent, there is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of the Parent or the Merger Subsidiary who might be entitled to any fee or commission in connection with the transactions contemplated by this Agreement.

(p)  Parent Affiliate Agreements.  Schedule 3.2(p) contains a list
                                   ---------------
(reasonably satisfactory to counsel for the Company) identifying those Persons who may be deemed to be "affiliates" of the Parent on the date hereof, as that term is used in paragraphs (c) and (d) of Rule 145 under the Securities Act (the "Parent Affiliates").

3.3         Representations and Warranties as to the Merger Subsidiary.
            ----------------------------------------------------------
          The Parent and the Merger Subsidiary represent and warrant to the Company as follows:

(a)  Organization, Standing, Power and Capitalization of the Merger
Subsidiary. The Merger Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware with all requisite corporate power and authority to carry on the business to be conducted by it prior to the Effective Date and to enter into this Agreement and perform its obligations hereunder. The Merger Subsidiary is not, and is not required to be, qualified to do business in any jurisdiction other than the state of Delaware. The Merger Subsidiary has duly authorized capital stock consisting of 1,000 shares of common stock, par value $.50 per share, all of which are issued and outstanding and owned by the Parent. All of such issued and outstanding shares have been validly issued, are fully paid and nonassessable, and are free of preemptive rights. There are no outstanding rights, options, warrants, conversion rights or agreements for the purchase or acquisition from, or the sale or issuance by, the Merger Subsidiary of any shares of its capital stock other than in connection with this Agreement.

(b) Business of the Merger Subsidiary. Since its organization, the Merger Subsidiary has not engaged in any business activities, entered into any transactions or incurred any liabilities whatsoever, except such as are related to the transactions contemplated by this Agreement. The Merger Subsidiary has no subsidiaries.

(c) Authorization; Binding Agreement. Pursuant to its Certificate of Incorporation, the Merger Subsidiary has requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, including but not limited to the Merger, have been duly and validly authorized by the Parent as sole stockholder of the Merger Subsidiary and by the Merger Subsidiary's Board of Directors and no other corporate proceedings on the part of the Merger Subsidiary are necessary to authorize the execution and delivery of this Agreement or to consummate the transactions so contemplated. This Agreement has been duly and validly authorized, executed and delivered by the Merger Subsidiary and constitutes the legal, valid and binding agreement of the Merger Subsidiary, enforceable against it in accordance with its terms, except to the extent that enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by principles of equity regarding the availability of remedies.

(d) Compliance With Other Instruments, Etc. Neither the execution or delivery of this Agreement nor the consummation of the transactions contemplated hereby will conflict with, result in any violation of or constitute a default under the Certificate of Incorporation or Bylaws of the Merger Subsidiary or any judgment, decree, order or any material law or regulation by which the Merger Subsidiary is bound or affected.

(e) Governmental and Other Consents, Etc. No consent, approval or authorization of or designation, declaration or filing with any Governmental Entity on the part of the Merger Subsidiary is required in connection with the execution or delivery of this Agreement by the Merger Subsidiary or the Merger Subsidiary's consummation of the transactions contemplated hereby other than (i) filings in the State of Delaware in accordance with the DGCL and (ii) filings under the HSR Act.

4.          COVENANTS.
            ---------
4.1         Covenants of the Company.
            ------------------------
          The Company agrees that prior to the Effective Date:

(a) Action in Furtherance of Merger. Subject to the terms and conditions herein provided, the Company agrees to use commercially reasonable efforts to take, or cause to be taken, such action, and to do, or cause to be done, such things as are necessary, proper or advisable to consummate and make effective as promptly as practicable the Merger and the transactions contemplated by this Agreement, including (i) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated hereby, (ii) obtaining all governmental consents required for the consummation of the Merger and the transactions contemplated thereby, and (iii) making all necessary filings under the HSR Act. Upon the terms and subject to the conditions hereof, the Company agrees to use commercially reasonable efforts to take, or cause to be taken, such actions and to do, or cause to be done, such things as are necessary to satisfy the other conditions of the Closing set forth herein. The Company shall consult with counsel for the Parent as to, and shall permit such counsel, at the Parent's expense, to participate in the decision-making process as to the strategy to be employed in, any lawsuits or proceedings referred to in clause (i) above brought against the Company, but not against the Parent, provided that counsel for the Company shall retain control of any such lawsuits or proceedings.

(b) Maintenance of Properties. The Company shall, and shall cause PL to, maintain all of its and their respective properties in customary repair, order and condition, reasonable wear and use and damage by fire or other casualty excepted, and shall maintain, and shall cause PL to maintain, insurance upon all of its and their properties and with respect to the conduct of its and their businesses in amounts and kinds comparable to that in effect on the date of this Agreement.

(c) Access and Information. Between the date of this Agreement and the Effective Date, upon reasonable notice, the Company and PL shall give the Parent and its authorized representatives (including its financial advisors, accountants and legal counsel) access, at all reasonable times and in a manner which shall not cause unreasonable disturbance, to all plants, offices, warehouses and other facilities and to all contracts, agreements, commitments, books and records (including Tax Returns) of the Company and PL (except to the extent any such agreements or contracts by their terms restrict access to third parties and the consent of the other party(ies) thereto cannot be obtained after commercially reasonable efforts to do so), shall permit the Parent to make such inspections as it may reasonably require and shall cause its officers and those of PL promptly to furnish the Parent with such financial and operating data and other information with respect to the business and properties of the Company and PL, as may from time to time be reasonably requested. All data and information so received from the Company shall be deemed received pursuant to the Confidentiality Agreement, and the Parent shall cause its officers, directors, employees, auditors, counsel, financial advisors and agents to comply with the provisions of the Confidentiality Agreement with respect to such data and information.

(d) Conduct of Business. Except as expressly contemplated by this Agreement or as otherwise agreed in writing by the Parent, during the period from the date of this Agreement through the Effective Time, the Company shall, and the Company shall cause PL to, conduct its business in the ordinary course consistent with past practice, and the Company shall, and the Company shall cause PL to, use commercially reasonable efforts to (i) preserve intact its business organization, (ii) keep available the services of its officers and employees, (iii) preserve its relationships with customers and suppliers, and
(iv) maintain satisfactory relationships with all other Persons with which it does business. Without limiting the generality of the foregoing, and except as otherwise expressly provided in this Agreement or otherwise agreed to in writing by the Parent, prior to the Effective Time, neither the Company nor PL shall, without the prior written consent of the Parent:

(i)  amend or propose to amend its Certificate of Incorporation or Bylaws;

(ii) other than in the ordinary course of business consistent with past practice: (A) create, incur or assume any indebtedness for borrowed money or obligations in respect of capital leases; (B) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, indirectly, contingently or otherwise) for the obligations of any other Person except the Company or PL; (C) make any loans, advances or capital contributions to, or investments in, any other Person (other than customary travel or business advances to employees made in the ordinary course of business consistent with past practice); (D) make any capital expenditure or expenditures which, individually, is in excess of $10,000 or, in the aggregate, are in excess of $50,000; (E) enter into or amend any agreement or contract material to the Company; or (F) incur any material liability or obligation (absolute, accrued, contingent or otherwise);

(iii)sell, transfer, lease, license or otherwise dispose of, or mortgage or encumber, or agree to sell, transfer, lease, license or otherwise dispose of, or mortgage or encumber, any assets or properties, real, personal, intangible or mixed, other than the sale, transfer or disposition of the Company's products in the ordinary course of business;

(iv) in the case of the Company, except as expressly provided in this Agreement, amend or terminate the Company Rights Plan prior to the earlier of the Effective Time or the termination of this

     Agreement, unless required to do so by a court of competent jurisdiction;

(v) in the case of the Company, deliver any "put notices" under the Common Stock Investment Agreement or issue any shares of Company Common Stock pursuant thereto; or

(vi) authorize, recommend, propose or announce an intention to do any of the foregoing, or enter into any contract, agreement, commitment or arrangement to do any of the foregoing.

(e) Capital Stock. Between the date hereof and the Effective Time, except as specifically contemplated by this Agreement or the Company Option Agreement, neither the Company nor PL shall, unless otherwise agreed to in writing by Parent, (i) make any changes in its authorized capital stock; (ii) authorize or issue any securities convertible into, or exchangeable with, the capital stock of the Company or PL; (iii) issue any stock options, warrants or other rights calling for the issue, transfer, sale or delivery of its capital stock or other securities except pursuant to the Company Stock Option Plans, the Company Employee Stock Purchase Plan or the Company 401(k) Plan consistent with past practice; provided, however, the Company shall not issue any "performance share awards" and "stock purchase rights" under the Equity Incentive Plan of the Company; (iv) declare or pay any stock dividend or effect any recapitalization, split-up, combination, exchange of shares or other reclassification in respect of its outstanding shares of capital stock; (v) issue, transfer, sell or deliver any shares of its capital stock, except Company Common Stock to be issued: (A) upon the exercise of stock options previously granted pursuant to existing Company Stock Option Plans or granted in accordance with this Section 4.1(e),
(B) pursuant to the exercise of the Company Warrant, or (C) as required by the terms of the Company Employee Stock Purchase Plan or the Company 401(k) Plan;
(vi) purchase, redeem or otherwise acquire any outstanding shares of its capital stock or any other securities of the Company or any rights, warrants or options to acquire any such shares or securities; or (vii) declare, pay or set apart for payment any dividends on, or make any other actual, constructive or deemed distributions in respect of its capital stock or otherwise make any payments to its stockholders in their capacity as such. Except in a manner consistent with past practice, no award or grant under the Company Stock Option Plans or any other benefit plan or program shall be made without the consent of the Parent. Except as specifically contemplated by this Agreement, the Company shall not make any material amendment to any of (i) the Company Stock Option Plans or options outstanding thereunder, or (ii) any other option or warrant agreement, including, without limitation, the Company Warrant.

(f)  No Solicitation.

(i) The Company shall cease, and shall cause PL to cease and shall use commercially reasonable efforts to cause its and PL's respective officers, directors, employees, counsel, investment bankers, financial advisers, accountants, other representatives and agents (collectively, the "Company Representatives") to cease, in each case immediately after the date hereof, any discussions or negotiations with any parties that may be ongoing with respect to a Takeover Proposal. Neither the Company nor the Board of Directors of the Company shall, nor shall either of them authorize or permit PL or any Company Representative to: (A) solicit, initiate or encourage (including by way of furnishing information), or take any other action to facilitate, any inquiries or the making of any proposal which constitutes, or may reasonably be expected to lead to, any Takeover Proposal; (B) participate in any discussion or negotiations regarding any Takeover Proposal; (C) approve or agree to or endorse any Takeover Proposal; (D) enter into any agreement with respect to any Takeover Proposal; or (E) other than as permitted by Section 4.1(m), withdraw or modify, or propose to withdraw or modify in a manner adverse to Parent, the approval or recommendation of this Agreement or the Merger; provided, however, that, notwithstanding any other provision hereof, the Company and the Board of Directors of the Company may, at any time prior to the time the stockholders of the Company shall have approved the Merger, engage in the actions prohibited by this Section 4.1(f)(i) in response to an unsolicited Takeover Proposal which did not result from a breach of this
     Section 4.1(f)(i) and subject to compliance with Section 4.1(f)(ii) if, and only to the extent that, (x) the Board of Directors of the Company determines in good faith, based upon the advice of its legal counsel as to legal matters, that it is necessary to do so in order to comply with its fiduciary duties to the Company's shareholders under applicable law, (y) the Board of Directors of the Company determines that the Takeover Proposal is a Superior Proposal, and (z) the party who submitted the Takeover Proposal executes a customary confidentiality agreement (as determined by the Company after receiving such Takeover Proposal and after consultation with its outside legal counsel), the benefits of the terms of which if more favorable to the other party than those contained in the confidentiality agreement in place with Parent, shall be extended to Parent,

(ii) In addition to the obligations of the Company set forth in Section 4.1(f)(i), the Company shall promptly advise Parent orally and in writing of any Takeover Proposal received by Company or any request for information stated by the proponent to be in contemplation of any Takeover Proposal, or any inquiry which could reasonably be expected to lead to any Takeover Proposal, the material terms and conditions of such Takeover Proposal or request or inquiry and the identity of the Person making such Takeover Proposal, request or inquiry. The Company shall keep the Parent reasonably informed of any material amendment or modification to such Takeover Proposal, request or inquiry.


(iii) "Takeover Proposal" means any inquiry, proposal or offer from any Person relating to any: (A) tender or exchange offer, merger, consolidation or similar transaction involving the Company or PL, (B) sale, lease or other disposition directly or indirectly by merger, consolidation, or share exchange of assets of the Company or PL representing 10% or more of the consolidated assets of the Company or PL,
      (C) issuance, sale or other disposition of (including by way of merger, consolidation, share exchange or similar transaction) securities (or options, rights or warrants to purchase, or securities convertible into, such securities) representing 10% or more of the voting power of the Company, (D) transaction in which any Person shall acquire beneficial ownership (as such term is defined in Rule 13d-3 under the Exchange Act), or the right to acquire beneficial ownership or any "group" (as such term is defined under the Exchange Act) shall have been formed which beneficially owns or has the right to acquire beneficial ownership of 25% or more of the outstanding Common Stock, in each case, other than the transactions with Parent contemplated by this Agreement or the Company Option Agreement referred to in the recitals to this Agreement.

(iv) "Superior Proposal" means any Takeover Proposal on terms which the Board of Directors of the Company determines in its good-faith judgment, based in part on the advice of a financial advisor of nationally recognized reputation (which opinion shall be provided promptly to Parent), to be more favorable to the stockholders of the Company than the Merger from a financial point of view and for which financing is then committed or reasonably likely to be available.

(v) For purposes of this Agreement, the term "Person" shall mean any individual, corporation, partnership, trust, unincorporated association, limited liability company, governmental agency or any other entity.

(g) No Final Put Notice. The Company shall refrain from delivering a "final put notice" in respect of the "put notice" delivered under the Common Stock Investment Agreement on June 4, 1998.

(h) Compensation Matters. Except with the prior written consent of the Parent, neither the Company nor PL shall (i) pay, agree to pay or accelerate the payment of any bonus, severance or other compensation to any officer or employee not currently required under an existing agreement or employee benefit plan or arrangement (and with respect to officers and directors, only to the extent such agreement, plan or arrangement is described in the Company's 1998 Proxy Statement) except for increases in compensation of employees who are not officers or directors of the Company consistent with past practices, (ii) make payment of any bonus, severance or other compensation to any officer or employee which is permitted hereunder in any property other than cash, (iii) create any new employee benefit plan or arrangement, (iv) modify any existing employee benefit plan, arrangement or agreement in any respect which would materially increase the compensation payable thereunder to employees, or (v) enter into any new employment agreement or modify any existing employment agreement of any employee who is an officer or director of the Company or PL.

(i) Contracts. Except as otherwise agreed to in writing by the Parent, neither the Company nor PL shall enter into, terminate or modify in any material respect any contract, agreement or commitment material to the Company without the prior written consent of the Parent, which consent shall not be unreasonably withheld.

(j) Tax Matters. The Company and PL shall continue to file when due all federal, state, local, foreign and other tax returns, reports and declarations required to be filed by them, and shall pay or make full and adequate provision for the payment of all taxes and governmental charges due or payable by them. Neither the Company nor PL shall prepare or file any Tax Return inconsistent with past practice or, on any such Tax Return, take any position, make any election, or adopt any method that is inconsistent with positions taken, elections made or methods used in preparing or filing similar Tax Returns in prior periods or make any tax election or settle or compromise any material federal, state, local or foreign income tax liability.

(k) Amendments to the Schedules. The Company shall make such amendments to the Schedules referred to in Section 3.1 as are necessary to reflect therein the occurrence of events or transactions occurring after the date hereof and shall deliver a copy of each such amendment to the Parent on the same date as the date of the amendment. The Company shall deliver such additional amendments from time to time as are necessary to reflect any material event occurring between the date hereof and the Effective Date.

(l) Notification of Certain Matters. The Company shall give prompt notice to the Parent of: (i) any notice of, or other communication relating to, a default or event which, with notice or lapse of time or both, would become a default under any agreement, indenture or instrument to which the Company or PL is a party or is subject which default could reasonably be expected to have a Material Adverse Effect on the Company; (ii) any notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated by this Agreement including the Merger; (iii) any notice or other communication from any regulatory authority or national securities exchange in connection with the transactions contemplated by this Agreement; (iv) any Material Adverse Change suffered by the Company, or the occurrence of an event which would be reasonably expected to have a Material Adverse Effect on the Company; and (v) any claims, actions, proceedings or investigations commenced or threatened in writing involving or affecting the Company or PL, or any of their respective property or assets, or any employee, consultant, director or officer, in his or her capacity as such, of the Company or PL, which, if pending on the date hereof, would have been required to have been disclosed pursuant to this Agreement or which relates to the consummation of the Merger.

(m) Stockholder Approval. The Company shall take all steps necessary to duly call, give notice of, convene and hold, no later than thirty-five (35) days after the Registration Statement has been declared effective by the SEC, a special meeting of its stockholders in accordance with the DGCL to consider and vote upon the adoption and approval of this Agreement and the Merger and the transactions contemplated hereby (the "Stockholders Meeting"). The Company, through its Board of Directors, shall adopt a recommendation to the stockholders of the Company that they adopt and approve this Agreement, shall use commercially reasonable efforts, consistent with its legal obligations, to obtain any necessary approval by its stockholders of the transactions contemplated hereby and shall not withdraw or modify such recommendation, except as permitted by Section 4.1(f)(i) or on the basis of the occurrence of a Material Adverse Change with respect to the Parent or the occurrence of an event which has, or can reasonably be expected to have, a Material Adverse Effect on the Parent and the Board of Directors of the Company determines in good faith, based upon the advice of its counsel as to legal matters, that it is necessary to do so in order to comply with its fiduciary duties to the Company's stockholders under applicable law. Without limiting the generality of the foregoing, the Company agrees that its obligations pursuant to the first sentence of this Section 4.1(m) shall not be affected by the commencement, public proposal, public disclosure or communication to the Company of a Takeover Proposal.

(n) Financial Statements. The Company, promptly after the preparation thereof, shall send to the Parent any financial statements prepared by or on behalf of it for periods subsequent to March 31, 1998 as to which the representations and warranties regarding the Company Financial Statements set forth in Section 3.1(e) shall apply.

(o) Proxy Statement. The Company shall deliver to the Parent the final form of proxy statement which the Company intends to distribute to its stockholders in connection with the adoption and approval of this Agreement and the Merger.

(p)  Company Affiliates.  The Company shall deliver to the Parent an updated Schedule 3.1(s) reflecting any change in the identity of the Company
        ---------------
Affiliates within five (5) days of the Company having knowledge of such change. In the event additional Persons become Company Affiliates after the date hereof, the Company shall use commercially reasonable efforts to cause each such Person to deliver to the Parent a written agreement in substantially the form of Exhibit C hereto with each such Person within ten (10) days after the Company
---------
has knowledge that such Person has become a Company Affiliate.

(q)  Takeover Statutes.  If any "business combination," "fair price,"
"control share acquisition" or "moratorium" statute or other similar statute or regulation or any state "blue sky" or securities law statute shall become applicable to the transactions contemplated hereby, the Company and the Board of Directors of the Company shall, to the extent consistent with applicable law, grant such approvals and take such actions as are reasonably necessary so that the transactions contemplated hereby and thereby may be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to minimize the effects of such statute or regulations on the transactions contemplated hereby.

(r) Prohibited Transactions. The Company shall not acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of or equity in, or by any other manner, any business or any corporation, limited liability company, partnership, association or other business organization or division thereof or otherwise acquire or agree to acquire any assets, other than transactions that are in the ordinary course of business consistent with past practice and not material to the Company and PL taken as a whole. The Company shall not alter (through merger, liquidation, reorganization, restructuring or in any other fashion) the corporate structure or ownership of the Company or PL.

(s) Accounting Changes. The Company shall not make any change to accounting policies or procedures (other than actions required to be taken by generally accepted accounting principles).

(t) Compliance With Law. The Company shall not knowingly violate or knowingly fail to perform any obligation or duty imposed upon it or PL by any applicable federal or state law or regulation, guideline or ordinance.

(u) Company Affiliates Agreements. The Company shall use commercially reasonable efforts to cause each Company Affiliate to deliver to the Parent within ten (10) days of the date hereof a written agreement in substantially the form of Exhibit C hereto, executed by each such Person.
        ---------

4.2         Covenants of the Parent.
            -----------------------
          The Parent agrees that prior to the Effective Date:

(a) Action in Furtherance of Merger. Subject to the terms and conditions herein provided, the Parent agrees to use commercially reasonable efforts to take, or cause to be taken, such actions, and to do, or cause to be done, such things as are necessary, proper or advisable to consummate and make effective as promptly as practicable the Merger and the transactions contemplated by this Agreement, including (i) defending any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated hereby, (ii) obtaining all governmental consents required for the consummation of the Merger and the transactions contemplated thereby, (iii) making all necessary filings under the HSR Act, (iv) filing the Registration Statement and causing the same to become effective; and (v) to the extent that the shares of Company Common Stock are not voted in accordance with the terms of the Voting Agreements, voting the irrevocable proxies granted to the Parent in the Voting Agreements in favor of approving this Agreement and the transactions contemplated hereby, all on the terms and conditions provided for herein. Upon the terms and subject to the conditions hereof, the Parent agrees to use commercially reasonable efforts to take, or cause to be taken, such actions and to do, or cause to be done, such things as are necessary to satisfy the other conditions of the Closing set forth herein. The Parent shall consult with counsel for the Company as to, and shall permit such counsel, at the Company's expense, to participate in the decision-making process as to the strategy to be employed in any lawsuits or proceedings referred to in clause (i) above (which shall not include any such lawsuits or proceedings to the extent that they relate to the Registration Statement) brought against the Parent, but not against the Company, provided that counsel for the Parent shall retain control of any such lawsuits or proceedings. In case at any time after the Effective Date any further action is necessary or desirable to carry out the purposes of this Agreement, the officers and directors of the Surviving Corporation shall take such necessary action and the Parent shall cause them to do so.


(b) Maintenance of Properties. The Parent shall, and shall cause each of its Subsidiaries to, maintain all of its and their respective properties in customary repair, order and condition, reasonable wear and use and damage by fire or other casualty excepted, and shall maintain, and shall cause each of its Subsidiaries to maintain, insurance upon all of its and their properties and with respect to the conduct of its and their businesses in amounts and kinds comparable to that in effect on the date of this Agreement.

(c) Access and Information. Between the date of this Agreement and the Effective Date, upon reasonable notice, the Parent shall give the Company and its authorized representatives (including its financial advisors, accountants and legal counsel) access, at all reasonable times and in a manner which shall not cause unreasonable disturbance, to officers and senior executives of the Parent as well as to financial and operating data and other information as may from time to time be reasonably requested by the Company. All data and information so received from the Parent shall be deemed received pursuant to the Reciprocal Confidentiality Agreement, and the Company shall cause its officers, directors, employees, auditors, counsel, financial advisors and agents to comply with the provisions of the Reciprocal Confidentiality Agreement with respect to such data and information.

(d) Listing Application. The Parent shall use commercially reasonable efforts to effect listing of the Parent Common Stock to be delivered in accordance with this Agreement on the NYSE upon notice of issuance.

(e) Public Filings. The Parent shall promptly file all periodic reports required to be filed with the SEC and provide the Company with a copy of such reports promptly after such filing.

(f) Registration Statement. The Parent shall deliver to the Company the final form of Registration Statement which the Parent intends to have declared effective by the SEC.

(g) Conduct of Business. Except as expressly contemplated by this Agreement, during the period from the date of this Agreement to the Effective Date, the Parent shall, and the Parent shall cause each of its

Subsidiaries to, conduct its business in the ordinary course and consistent with past practice.


4.3         Covenants as to the Merger Subsidiary.
            -------------------------------------
          The Parent and the Merger Subsidiary agree that prior to the Effective
          Date:

(a) No Business. The Merger Subsidiary shall not engage in any business activities or enter into any transaction whatsoever, except such as are related to this Agreement and the performance of its obligations hereunder.

(b) Access. Until the Effective Date or until the abandonment of the Merger as permitted by this Agreement, the Merger Subsidiary shall give to the Company and its representatives full access, during normal business hours and upon reasonable notice, to all of its properties, books, contracts, documents and records, and shall furnish to the Company such financial and other information concerning the Merger Subsidiary as the Company and its representatives may from time to time reasonably request.

(c) Actions in Furtherance of Merger. The Merger Subsidiary shall use commercially reasonable efforts to obtain such consents and authorizations of third parties, to make such filings, and to give such notices to third parties, which may be necessary or reasonably required on the part of the Merger Subsidiary in order to effect, or in connection with, the transactions contemplated by this Agreement.

4.4         Covenants of the Company and the Parent.
            ---------------------------------------

(a)  Registration Statement.  The Company shall cooperate with the
Parent in the preparation by the Parent of, and the Parent shall file, the Registration Statement with the SEC and shall use commercially reasonable efforts to cause it to become effective. The Parent shall use commercially reasonable efforts to qualify such securities, if required, under applicable state securities laws and to cause the shares of Parent Common Stock which are to be delivered pursuant to this Agreement to be listed on the NYSE. The Prospectus/Proxy Statement shall include the prospectus which forms a part of the Registration Statement. The obligations of the Company pursuant to this
Section 4.4 shall be limited to providing the information required by items 15 and 18 of Form S-4, and the expense of providing such information shall be borne by the Company.

(b)  Tax-Free Reorganization Treatment.  Each of the Company and the
Parent shall use commercially reasonable efforts to cause the Merger to be treated as a "reorganization" within the meaning of Section 368 of the Code.

5.          CONDITIONS TO CLOSING; ABANDONMENT AND TERMINATION.
            --------------------------------------------------
5.1         Conditions to Each Party's Obligation to Effect the Merger.
            ----------------------------------------------------------

          The respective obligations of each party to this Agreement to effect the Merger shall be subject to the satisfaction prior to the Effective Date of the following conditions, and the Company or the Parent shall
          (x) not be required to close the Merger if any of the following shall not be true or shall not have occurred and (y) have the right to abandon the Merger and terminate this Agreement if any of the following shall not be true or shall not have occurred, as the case may be, by 5:00 p.m., Eastern time, on November 30, 1998:

(a) Company Stockholder Approval. This Agreement and the Merger shall have been approved and adopted by the affirmative vote of at least a majority of the votes cast by holders of the Company Common Stock entitled to vote thereon.

(b) Consents. Except to the extent such consents are not required at the Effective Date: (i) the Company shall have received the consents or exemptions, or made the filings, as the case may be, which are referred to in
Section 3.1(d); (ii) the Parent shall have received the consents or exemptions, or made the filings, as the case may be, which are referred to in Section 3.2(d) hereof; and (iii) all notification and report forms required to be filed on behalf of the parties to this Agreement with the Federal Trade Commission and the Department of Justice under the HSR Act and rules thereunder shall have been filed, and the waiting period required to expire under the HSR Act and rules thereunder, including any extension thereof, shall have expired or early termination of the waiting period shall have been granted.

(c) Effectiveness. The Registration Statement shall have become effective under the Securities Act and shall not be the subject of any stop order or proceeding seeking a stop order.

(d) Listing. The Parent Common Stock to be issued in the Merger shall have been approved for listing on the NYSE upon notice of issuance.

(e) No Legal Restraints. No temporary restraining order, preliminary or permanent injunction or other order issued by a court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger shall be in effect.

5.2         Conditions to the Company's Closing and Its Right to Abandon.
            ------------------------------------------------------------

          The Company shall (x) not be required to close the Merger if any of the following shall not be true or shall not have occurred or shall not have been waived in writing by the Company at the Closing and (y) have the right to abandon the Merger and terminate this Agreement if any of the following shall not be true or shall not have occurred, or shall not have been waived in writing by the Company, as the case may be, by 5:00 p.m., Eastern time, on November 30, 1998:

(a) No Material Adverse Effect. No event or circumstance shall have occurred which has, or is reasonably expected to have, a Material Adverse Effect on the Parent, including, without limitation, any Material Adverse Effect caused by any of the following:

(i) The failure of the representations and warranties of the Parent and Merger Subsidiary herein contained to be true and correct in all respects on and as of the Effective Date with the same force and effect as though made on and as of the Effective Date except as affected by transactions specifically contemplated by this Agreement;

(ii) The failure of either the Parent or the Merger Subsidiary to have performed all its obligations and agreements and complied with all covenants contained in this Agreement to be performed and complied with by it on or prior to the Effective Date; and

(iii)The execution, delivery and performance by the Parent of this Agreement and the consummation of the Merger having, directly or indirectly, resulted in a breach of, constituted an event of default under or resulted in the acceleration of, with or without the giving of notice, lapse of time or both, an obligation under any agreement of the Parent.

(b)  No Material Adverse Change.  Between the date hereof and the
Effective Date, there shall have been no Material Adverse Change with respect to the Parent.

(c) Officer's Certificate. The Company shall have received a certificate of the Chairman of the Board, the President or any Vice-President of each of the Parent and the Merger Subsidiary, dated the Effective Date, certifying as to the absence of any of the matters mentioned in Sections 5.2(a) and (b).

(d)  Tax Opinion.  The Company shall have received an opinion of Heller
Ehrman White & McAuliffe, in form and substance reasonably satisfactory to the Company, dated the Effective Time, substantially to the effect that on the basis of facts, representations and assumptions set forth in such opinion which are consistent with the state of facts existing as of the Effective Time, for federal income tax purposes:

(i)  the Merger shall constitute a "reorganization" within the meaning of
     Section 368(a) of the Code, and the Company, the Merger Subsidiary and the Parent shall each be a party to that reorganization within the meaning of
     Section 368(b) of the Code;

(ii) no gain or loss shall be recognized by the Parent, the Merger Subsidiary or the Company as a result of the Merger;

(iii)no gain or loss shall be recognized by stockholders of the Company who exchange their shares of Company Common Stock solely for shares of Parent Common Stock pursuant to the Merger, except to the extent of cash, if any, received in lieu of fractional shares of Parent Common Stock;

(iv) the aggregate tax basis of the shares of Parent Common Stock received in exchange for shares of Company Common Stock pursuant to the Merger (including any fractional share of Parent Common Stock deemed to have been received) shall be the same as the aggregate tax basis of such shares of Company Common Stock surrendered in exchange therefor;

(v) the holding period for shares of Parent Common Stock received in exchange for shares of Company Common Stock pursuant to the Merger shall include the holder's holding period for such shares of Company Common Stock surrendered in exchange therefor, provided such shares of Company Common Stock were held as capital assets by the holder at the Effective Time; and

(vi) the receipt of cash in lieu of a fractional share of Parent Common Stock by a stockholder of the Company will be treated as if the fractional share were distributed as part of the exchange and then redeemed by the Parent, and the cash payment will be treated as having been received as a distribution in full payment in exchange for the fractional shares redeemed and taxed as provided in Section 302(a) of the Code.

In rendering such opinion, Heller Ehrman White & McAuliffe may rely as to matters of fact upon the representations contained herein and may require and rely upon representations from the Parent, the Company and others.

(e) Tax Certificate. The Parent shall have delivered to the Company a certificate confirming the accuracy of the representations and warranties and the performance of the covenants on the part of the Parent and the Merger Subsidiary as set forth in Section 8.4(a) hereof.

5.3         Conditions to the Parent's and the Merger Subsidiary's Closing and
            ------------------------------------------------------------------
            Right of the Parent and the Merger Subsidiary to Abandon.
            --------------------------------------------------------

          The Parent and Merger Subsidiary shall (x) not be required to close the Merger if any of the following shall not be true or shall not have occurred or shall not have been waived in writing by the Parent at the Closing and (y) have the right to abandon the Merger and terminate this Agreement if any of the following shall not be true or shall not have occurred, or shall not have been waived in writing by the Parent, as the case may be, by 5:00 p.m., Eastern time, on November 30, 1998:

(a) No Material Adverse Effect. No event or circumstance shall have occurred which has, or is reasonably expected to have, a Material Adverse Effect on the Company, including, without limitation, any Material Adverse Effect caused by any of the following:

(i) The failure of the representations and warranties of the Company herein contained to be true and correct in all respects on and as of the Effective Date;

(ii) The failure of the Disclosure Schedules, as amended immediately prior to, but on the same day as, the Merger on the Effective Date for events or transactions occurring after the date of this Agreement, to be true and correct in all respects on and as of the Effective Date with the same force and effect as though made on and as of the Effective Date;

(iii)The disclosure by any amendment to the Disclosure Schedules of the existence of any adverse change in the business, assets, financial condition or the results of operation of the Company and PL, taken as a whole;

(iv) The failure of the Company to have performed all its obligations and agreements and complied with all covenants contained in this Agreement to be performed and complied with by it on or prior to the Effective Date; and

(v) The execution, delivery and performance by the Company of this Agreement and the consummation of the Merger having, directly or indirectly, resulted in a breach of, constituted an event of default under or resulted in the acceleration of, with or without the giving of notice, lapse of time, or both, an obligation under any agreement of the Company.

(b)  No Material Adverse Change.  Between the date hereof and the
Effective Date, there shall have been no Material Adverse Change with respect to the Company.

(c) Officer's Certificate. The Parent and the Merger Subsidiary shall have received a certificate of the Chairman of the Board, the President or any Vice-President of the Company, dated the Effective Date, certifying as to:

(i)  the absence of any of the matters mentioned in Sections 5.3(a) and (b);

(ii) the number of shares of Company Preferred Stock issued and outstanding;

(iii)the number of Outstanding Shares of Company Common Stock; and

(iv) the information relating to the Company supplied by the Company in writing specifically for inclusion in the Registration Statement.

(d) Tax Opinion. The Parent shall have received an opinion of Buchanan Ingersoll Professional Corporation, in form and substance reasonably satisfactory to the Parent, dated the Effective Date, substantially to the effect that on the basis of facts, representations and assumptions set forth in such opinion which are consistent with the state of facts existing as of the Effective Time, for federal income tax purposes:

(i)  the Merger shall constitute a "reorganization" within the meaning of
     Section 368(a) of the Code, and the Company, the Merger Subsidiary and the Parent shall each be a party to that reorganization within the meaning of
     Section 368(b) of the Code;

(ii) no gain or loss shall be recognized by the Parent, the Merger Subsidiary or the Company as a result of the Merger;

(iii)no gain or loss shall be recognized by stockholders of the Company who exchange their shares of Company Common Stock solely for shares of Parent Common Stock pursuant to the Merger, except to the extent of cash, if any, received in lieu of fractional shares of Parent Common Stock;

(iv) the aggregate tax basis of the shares of Parent Common Stock received in exchange for shares of Company Common Stock pursuant to the Merger (including any fractional share of Parent Common Stock deemed to have been received) shall be the same as the aggregate tax basis of such shares of Company Common Stock surrendered in exchange therefor;

(v) the holding period of the shares of Parent Common Stock received in exchange for shares of Company Common Stock pursuant to the Merger shall include the holder's holding period for such shares of Company Common Stock surrendered in exchange therefor, provided such shares of Company Common Stock were held as capital assets by the holder at the Effective Time; and

(vi) the receipt of cash in lieu of a fractional share of Parent Common Stock by a stockholder of the Company will be treated as if the fractional share were distributed as part of the exchange and then redeemed by the Parent, and the cash payment will be treated as having been received as a distribution in full payment in exchange for the fractional shares redeemed and taxed as provided in Section 302(a) of the Code.

In rendering such opinion, Buchanan Ingersoll Professional Corporation may rely as to matters of fact upon the representations contained herein and may require and rely upon representations from the Parent, the Company and others.


(e) Tax Certificate. The Company shall have delivered to the Parent a certificate confirming the accuracy of the representations and warranties and the performance of the covenants on the part of the Company and the Surviving Corporation as set forth in Section 8.4(b) hereof.

(f) Outstanding Shares of Preferred Stock. No shares of the Company Preferred Stock shall be issued or outstanding.

(g) FIRPTA Statement. The Company shall have delivered to the Parent a statement that the interest in Company is not a United States real property interest as contemplated by Section 1.1445-2(c)(3) of the regulations promulgated under the Code.

6.          ADDITIONAL PROVISIONS FOR ABANDONMENT AND TERMINATION.
            -----------------------------------------------------
6.1         Provisions of Abandonment and Termination.
            -----------------------------------------

          In addition to the provisions of Article 5 hereof, the Merger may be abandoned and this Agreement may be terminated at any time on or before the Effective Time, whether before or after approval by the stockholders of the Company:

(a) Mutual Agreement. By mutual agreement of the Boards of Directors of the Parent, the Merger Subsidiary and the Company pursuant to resolutions adopted by such Boards, notwithstanding any prior adoption of this Agreement or approval of the Merger by the respective stockholders of the Merger Subsidiary or the Company;

(b)  Violation of Order.  By either the Parent or the Merger
Subsidiary, on the one hand, or the Company, on the other, if consummation of the Merger would violate any preliminary injunction or restraining order or final, nonappealable order, decree, injunction, restraining order or judgment of any United States court or other tribunal of competent jurisdiction;

(c) Other Transactions Involving the Company. By the Parent if any of the following shall have occurred:

(i) Any Person (other than the Parent or any Subsidiary of the Parent) shall have commenced (as such term is defined in Rule 14d-2 under the Exchange
     Act), a tender offer or exchange offer to purchase any Company Common Stock or securities convertible into such shares such that, upon consummation of such offer, such Person would own or control 50% or more of the then outstanding Company Common Stock and the Board of Directors of the Company, within ten (10) Business Days after such tender or exchange offer shall have been so commenced, fails to recommend against acceptance of such tender or exchange offer by its stockholders;

(ii) The Company or PL shall have authorized, recommended, proposed or publicly announced an intention to authorize, recommend or propose, or entered into, an agreement with any Person (other than the Parent or any Subsidiary of the Parent) to (A) effect a merger, consolidation or similar transaction involving the Company or PL, (B) sell, lease or otherwise dispose of assets of the Company or PL representing 10% or more of the consolidated assets of the Company and PL, (C) issue, sell or otherwise dispose of (including by way of merger, consolidation, share exchange or any similar transaction) securities (or options, rights or warrants to purchase), or securities convertible into, such securities) representing 10% or more of the voting power of the Company, or (D) grant to such Person a license of any intellectual property of the Company other than licenses in the ordinary course of business relating to the sale of the Company's products;

(iii)Any Person (other than the Parent or any Subsidiary of the Parent) shall have acquired beneficial ownership (as such term is defined in Rule 13d-3 under the Exchange Act) or the right to acquire beneficial ownership of, or any "group" (as such term is defined under the Exchange
     Act) shall have been formed which beneficially owns or has the right to acquire beneficial ownership of, 25% or more of the then outstanding Company Common Stock; or

(iv) The Company's Board of Directors shall have withdrawn or modified in a manner adverse to the Parent the recommendation of the Company's Board of Directors that the stockholders approve this Agreement and the Merger (it being understood and agreed that any communication by the Company or its Board of Directors to the stockholders of the Company that the Company's Board of Directors had determined not to withdraw or modify such recommendation, in whole or in part, because such action would or might give rise to a right on the part of the Parent to terminate this Agreement and/or obligate the Company to pay the Termination Fee shall nevertheless be deemed an adverse modification of such recommendation for purposes of this Section 6.1(c)(iv)).

(d) Superior Proposal. By the Company, in connection with entering into an agreement for a Superior Proposal as expressly permitted by Section 4.1(f), provided that: (i) the Company has complied with all provisions thereof; (ii) immediately following such termination the Company executes a definitive agreement to consummate the Superior Proposal; (iii) prior to any such termination: (x) the Company shall have provided the Parent with four (4) days' notice of the terms of the Superior Proposal, and (y) the Company shall have, and shall have caused the Company Representatives to have, negotiated in good faith, during such four (4) day period, with respect to any proposal made by the Parent to adjust the terms and conditions of this Agreement as would enable the Company, consistent with the fiduciary duties of its Board of Directors, to proceed with the Merger; and (iv) the Company shall have paid the Parent the Termination Fee.

(e) By either the Parent or the Company if the Merger shall have not been consummated on or before November 30, 1998 (the "Termination Date"); provided, however, that the right to terminate this Agreement under this Section 6.1(e) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before Termination Date.

(f) By the Company ten (10) days after the Stockholders Meeting (including any adjournment thereof) if at the Stockholders Meeting (including any adjournment thereof) this Agreement and the Merger shall fail to be approved and adopted by the affirmative vote of the stockholders of the Company as required under DGCL.

6.2         Termination of Agreement.
            ------------------------

          Subject to the provisions of Section 6.1(e), the Merger shall be abandoned and this Agreement shall be automatically terminated on the Termination Date, or such later date as the Board of Directors of the Parent, the Merger Subsidiary and the Company may mutually agree pursuant to resolutions adopted by such Boards.

6.3         Effect of Abandonment or Termination.
            ------------------------------------

          In the event of termination of this Agreement by either the Parent or the Company, as provided in Section 6.1, Section 6.2 or in Article 5 of this Agreement, this Agreement shall forthwith become void and of no further force and effect; provided, however, that: (a) each of the parties shall be entitled to pursue, exercise and enforce any and all remedies, rights, powers and privileges available to it at law or in equity for any breach of this Agreement ("Remedies") which occurred prior to such termination, which, in the case of the Parent, shall be in addition to its rights under Section 7.1(b); and (b) Sections 3.1(d), 3.1(o) and 4.1(a) (insofar as such representations and warranties relate to the Company Option Agreement and the transactions contemplated thereby), Section 4.1(c), Section 4.2(c), Article 7,
          Section 8.7, Section 8.9, Section 8.10, Section 8.11 and Section 8.12 shall survive the termination of this Agreement.

7.          EXPENSES.
            --------
7.1         Costs and Expenses.
            ------------------

(a) Payment of Own Expenses. Except as set forth in Section 7.1(b), whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expense, and in connection therewith, each of the Parent and the Company shall pay, with its own funds, any and all property or transfer taxes imposed on such party, except that expenses incurred in connection with printing and mailing the Prospectus/Proxy Statement to the holders of Company Common Stock shall be shared equally by the Parent and the Company and that the expenses incurred by either the Parent or the Company pursuant to the Company Option Agreement shall be borne as provided therein.

(b)  Termination Fee.

(i) If this Agreement is terminated by the Parent pursuant to Section 6.1(c)(i) or (iii) or, at the time of the termination of this

     Agreement, the Parent had the right to so terminate, and within 12 months after such termination the Company executes a definitive agreement to implement a Takeover Proposal (whether or not such Takeover Proposal triggered the termination right), then the Company shall pay to the Parent Termination Fee in an amount equal to $9 million (the "Termination Fee") within two (2) Business Days after the execution of such definitive agreement.

(ii) If this Agreement is terminated by the Parent pursuant to Section 6.1(c)(ii), or, at the time of the termination of this Agreement, the Parent had the right to so terminate, then within two (2) Business Days after any of the conditions set forth in Section 6.1(c)(ii) are satisfied, the Company shall pay to the Parent the Termination Fee.

(iii)If this Agreement is terminated by the Parent pursuant to Section 6.1(c)(iv), or at the time of the termination of this Agreement, the Parent had the right to so terminate, then within two (2) Business Days after such termination, the Company shall pay to the Parent the Termination Fee; provided, however, that the Company shall not be obligated to pay the Parent the Termination Fee pursuant to this Section 7.1(b)(iii) in the event that (y) the actions of Board of Directors of the Company that gave rise to the Parent's right to terminate under Section 6.1(c)(iv) were the result of the occurrence of an event which had, or was reasonably expected to have, a Material Adverse Effect on the Parent or had caused, or was reasonably expected to cause, the Parent to suffer a Material Adverse Change and (z) the Board of Directors of the Company made a good faith determination, based upon the advice of its legal counsel as to legal matters, that such actions were necessary in order to comply with its fiduciary duties to the Company stockholders under applicable law. (iv) If this Agreement is terminated by the Company pursuant to Section 6.1(d), then the Company shall pay to the Parent the Termination Fee prior to such termination as provided in Section 6.1(d).

(v) If following a Takeover Proposal, this Agreement is terminated by either the Parent or the Company pursuant to Section 6.1(e), and within 12 months after such termination the Company executes with a third party a definitive agreement to implement a Takeover Proposal, then the Company shall pay to the Parent the Termination Fee within two (2) Business Days after the execution of such agreement.

(vi) If following a Takeover Proposal, this Agreement is terminated by the Company pursuant to Section 6.1(f), and within 12 months after such termination the Company executes with a third party a definitive agreement to implement a Takeover Proposal, then the Company shall pay to the Parent the Termination Fee within two (2) Business Days after the execution of such agreement.

(vii)For purposes of this Section 7.1(b), whenever the Company shall be obligated to pay the Termination Fee, the Company shall pay the Parent by wire transfer to an account specified by the Parent.

8.          MISCELLANEOUS.
            -------------
8.1         Certification of the Company's Shareholder Votes, Etc.
            -----------------------------------------------------

          Prior to the Effective Date, the Company shall deliver to the Parent and the Merger Subsidiary a certificate of its Secretary or Assistant Secretary setting forth (a) the number of shares of its capital stock outstanding and entitled to vote on the adoption of this Agreement,
          (b) the number of votes pertaining to such shares of capital stock, and (c) the number of votes cast in favor of and against the approval of this Agreement.

8.2         Certification of the Parent's Stockholder Votes, Etc.
            ----------------------------------------------------

          Prior to the Effective Date, the Parent shall deliver to the Company and the Merger Subsidiary a certificate of its Secretary or Assistant Secretary setting forth that the Parent, in its capacity as sole stockholder of the Merger Subsidiary, has adopted this Agreement and approved the Merger in accordance with the DGCL.

8.3         Termination of Covenants, Representations and Warranties.
            --------------------------------------------------------

          The respective covenants, representations and warranties of the parties hereto contained in Articles 3 and 4 hereof and in the Schedules shall expire and be terminated and extinguished at the Effective Time, and none of the parties hereto shall thereafter be under any liability whatsoever with respect to such covenants, representations and warranties. This Section 8.3 shall have no effect upon any other obligations hereunder of any of the parties hereto, whether to be performed before or after the effectiveness of the Merger.

8.4         Certain Tax Matters.
            -------------------
(a) The Parent and the Merger Subsidiary hereby jointly and severally represent, warrant and covenant to the Company and the Surviving Corporation as follows:

(i) The fair market value of Parent Common Stock and other consideration received by each Company stockholder will be approximately equal to the fair market value of Company Common Stock surrendered in the exchange;

(ii) Following the Merger, the Surviving Corporation will hold at least 90 percent of the fair market value of the Company's net assets and at least 70 percent of the fair market value of the Company's gross assets and at least 90 percent of the fair market value of the Merger Subsidiary's net assets and at least 70 percent of the fair market value of the Merger Subsidiary's gross assets held immediately prior to the Merger. For purposes of the preceding sentence, amounts paid by the Company or the Merger Subsidiary to stockholders who receive cash or other property, amounts used by the Company or the Merger Subsidiary to pay reorganization expenses and all redemptions and distributions (except for regular, normal dividends) made by the Company will be included as assets of the Company or the Merger Subsidiary, respectively, immediately prior to the Merger;

(iii)Prior to the Merger, the Parent will be in control of the Merger Subsidiary within the meaning of Section 368(c) of the Code;

(iv) The Surviving Corporation has no plan or intention to issue additional shares of its stock that would result in the Parent's losing control of the Surviving Corporation within the meaning of Section 368(c)(1) of the Code;

(v) The Parent has no plan or intention to reacquire any of the shares of Parent Common Stock to be issued in the Merger, nor does the Parent have any knowledge of a plan or intention on the part of a "related party" to the Parent (as such term is defined in the regulations under Section 368 of the Code) to acquire any of the shares of Parent Common Stock to be issued in the Merger;

(vi) The Parent has no plan or intention to liquidate the Surviving Corporation, to merge the Surviving Corporation with or into another corporation, to sell or otherwise dispose of the stock of the Surviving Corporation, except for transfers of stock to corporations controlled by the Parent, or to cause the Surviving Corporation to sell or otherwise dispose of any of its assets or of any of the assets acquired from the Merger Subsidiary, except for dispositions made in the ordinary course of business or transfers of assets to a corporation controlled by the Surviving Corporation;

(vii) The Merger Subsidiary will have no liabilities assumed by the Surviving Corporation, and it will not transfer to the Surviving Corporation any assets subject to liabilities, in the Merger;

(viii)Following the Merger, the Surviving Corporation will continue the historic business of the Company or use a significant portion of its historic business assets in a business;

(ix) The Parent, the Merger Subsidiary, the Company and the shareholders of the Company will pay their respective expenses, if any, incurred in connection with the Merger;

(x) There is no intercorporate indebtedness existing between the Parent and the Company or between the Merger Subsidiary and the Company that was issued, acquired or will be settled at a discount;

(xi) The Parent does not own, nor has it owned during the past five (5) years, any shares of the stock of the Company;

(xii) No two parties to the Merger are investment companies as defined in Sections 368(a)(2)(F)(iii) and (iv) of the Code; and

(xiii)None of the compensation to be received by any shareholder-employees of the Company under any employment agreement will be separate consideration for, or allocable to, any of their shares of Company Common Stock; none of the shares of Parent Common Stock received by any shareholder-employees will be separate consideration for, or allocable to, any employment agreement; and the compensation paid to any shareholder-employees under any employment agreement will be for services actually rendered and will be commensurate with amounts paid to third parties bargaining at arm's length for similar services.

(b) The Company and PL hereby jointly and severally represent, warrant and covenant to the Parent and the Merger Subsidiary as follows:

(i) The fair market value of Parent Common Stock and other consideration received by each Company stockholder will be approximately equal to the fair market value of Company Common Stock surrendered in the exchange;

(ii) Following the Merger, the Surviving Corporation will hold at least 90 percent of the fair market value of the Company's net assets and at least 70 percent of the fair market value of the Company's gross assets and at least 90 percent of the fair market value of Merger Subsidiary's net assets and at least 70 percent of the fair market value of Merger Subsidiary's gross assets held immediately prior to the Merger. For purposes of the preceding sentence, amounts paid by the Company or the Merger Subsidiary to stockholders who receive cash or other property, amounts used by the Company or the Merger Subsidiary to pay reorganization expenses and all redemptions and distributions (except for regular, normal dividends) made by the Company will be included as assets of the Company or the Merger Subsidiary, respectively, immediately prior to the Merger;

(iii) Prior to the Merger, neither the Company nor PL will take any action which would disqualify the Merger for treatment as a tax-free transaction under the Code;

(iv) Neither the Company nor PL has any knowledge of a plan or intention on the part of the holders of Company Common Stock to sell or transfer to the Parent or to a "related party" to the Parent (as such term is defined in the regulations under Section 368 of the Code) any of the shares of Parent Common Stock to be received by such holders in the Merger;

(v) The Parent, the Merger Subsidiary, the Company and the shareholders of the Company will pay their respective expenses, if any, incurred in connection with the Merger;

(vi) There is no intercorporate indebtedness existing between the Parent and the Company or between the Merger Subsidiary and the Company that was issued, acquired or will be settled at a discount;

(vii) At the time of the Merger, the Company will not have outstanding any warrants, options, convertible securities or any other type of right pursuant to which any person could acquire stock in the Company that, if exercised or converted, would affect the Parent's acquisition or retention of control of the Company, as defined in Section 368(c) of the Code;

(viii)On the date of the Merger, the fair market value of the assets of the Company will exceed the sum of its liabilities, plus the amount of liabilities, if any, to which the assets are subject; and

(ix) No two parties to the Merger are investment companies as defined in Sections 368(a)(2)(F)(iii) and (iv) of the Code.

(c) Neither the Parent nor the Surviving Corporation shall have any liability to the holders of the Company Common Stock with respect to the tax consequences resulting from the transactions contemplated by this

     Agreement except to the extent that: (A) the representations and warranties of the Parent and the Merger Subsidiary set forth in Section 8.4(a) hereof are not true and correct on the Effective Date or (B) the covenants of the Parent and the Merger Subsidiary set forth in Section 8.4(a) are not performed on and after the Effective Date.

8.5         Execution in Counterparts.
            -------------------------

          For the convenience of the parties, this Agreement and any amendments, supplements, waivers and modifications may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

8.6         Waivers and Amendments.
            ----------------------

          Prior to the Effective Date, this Agreement may be amended, modified and supplemented in writing by the parties hereto, and any failure of any of the parties hereto to comply with any of its obligations, agreements or conditions as set forth herein may be expressly waived in writing by the other parties hereto.

8.7         Confidentiality.
            ---------------

          The Company and the Parent agree that they shall abide by the terms of the Confidentiality Agreement between them dated March 27, 1998 (as supplemented) (the "Confidentiality Agreement") and the Reciprocal Confidentiality Agreement between them dated _________________, 1998 (the "Reciprocal Confidentiality Agreement"), respectively, and such confidentiality agreements shall continue in effect notwithstanding the execution of this Agreement.

8.8         Indemnification; Directors and Officers Insurance.
            --------------------------------------------------

          For six (6) years from and after the Effective Time, the Parent agrees to cause the Surviving Corporation to, and shall guarantee the obligation of the Surviving Corporation to, indemnify and hold harmless all past and present officers and directors of the Company to the same extent such Persons are indemnified as of the date of this Agreement by the Company and PL pursuant to their Company's Certificate of Incorporation, Bylaws or agreements in existence on the date hereof for acts or omissions occurring at or prior to the Effective Time (including, without limitation, acts or omissions relating to the negotiation, execution and performance of this Agreement and the Company Option Agreement and the transactions contemplated hereby and thereby). The Parent shall provide, or shall cause the Surviving Corporation to provide, for an aggregate period of not less than six (6) years from the Effective Time, the Company's current directors and officers an insurance and indemnification policy that provides coverage for events occurring prior to the Effective Time (the "D&O Insurance") that is substantially similar (with respect to limits and deductibles) to the Company's existing policy or, if substantially equivalent insurance coverage is unavailable, the best available coverage; provided, however, that the Surviving Corporation shall not be required to pay any annual premium for D&O Insurance which is greater than 200% of the most recent annual premiums paid by the Company for D&O Insurance.

8.9         Notices.
            -------

          All notices, requests, demands and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given upon receipt when delivered by hand against receipt, telecopied (upon confirmation of receipt thereof) or mailed, certified or registered mail, return receipt requested, postage prepaid:

          To the Company:


          Lloyd H. Malchow, President and CEO
          320 Lakeside Drive
          Suite A
          Foster City, California

               with a copy to:


               Henry Lesser, Esquire
               Heller Ehrman White & McAuliffe
               525 University Avenue
               Palo Alto, California  94301-1800
               Telecopy Number:  (650) 324-0638

          To the Parent or the Merger Subsidiary:


          Roderick P. Jackson, Senior Vice President
          Chestnut Ridge Road
          P.O. Box 4310
          Morgantown, West Virginia  26505
          Telecopy Number:  (304) 599-7284

               with a copy to:


               John R. Previs, Esquire/JoEllen Lyons, Esquire
               Buchanan Ingersoll Professional Corporation
               One Oxford Centre
               301 Grant Street
               Pittsburgh, Pennsylvania  15219
               Telecopy Number:  (412) 562-1041
          or to such other address as specified in a notice given in like manner.

8.10        Entire Agreement; No Third-Party Beneficiaries; Rights of Ownership.
            -------------------------------------------------------------------

          This Agreement (including the documents and the instruments referred to herein) (a) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and thereof, and (b) is not intended to confer upon any Person other than the parties hereto or thereto and the indemnitees under Section 8.8 any rights or remedies hereunder or thereunder.

8.11        Governing Law.
            -------------
          This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to any applicable conflicts of laws provisions.

8.12        Partial Invalidity.
            -------------------

          Wherever possible, each provision hereof shall be interpreted in such a manner as to be effective and valid under applicable law, but in case any one or more of the provisions contained herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, it shall, to the extent possible, be construed in such manner as to be legal, valid and enforceable but so as to most nearly retain the intent of the parties. The invalidity, illegality or unenforceability of any provision of this Agreement shall not affect any other provisions of this Agreement and such provisions shall remain in full force and effect.

8.13        Publicity.
            ---------

          Except as otherwise required by law or the rules of the SEC, the NYSE (with respect to the Parent) or the NASD (with respect to the Company), for so long as this Agreement is in effect, neither the Parent nor the Company shall, nor shall either permit any of its respective subsidiaries to, issue or cause the publication of any press release or other public announcement with respect to the transactions contemplated by this Agreement without the consent of the other party as to the nature, contents and dissemination thereof, in which case the party proposing such publication shall deliver a copy of such release or announcement to the other party along with its request for consent, which consent shall not be unreasonably withheld.

8.14        Defined Terms.
            -------------
          All capitalized terms used herein without definition shall have the meanings given them at the places in this Agreement indicated in Appendix A.
          ----------

8.15        Benefit Plans.
            -------------
(a) The eligibility of each employee of the Company (and his or her spouse and dependents) to participate in the welfare benefit plans of the Parent or the Surviving Corporation after the Effective Time and the coverage of each such participant in each such plan shall be determined without regard to any preexisting condition, waiting period, actively-at-work or similar exclusion or condition, except for any such condition or exclusion to which the employee is subject under the applicable welfare plan of the Company as of the Effective Time. Participants in such plans of the Company shall receive credit, under the welfare benefit plans of the Parent or the Surviving Corporation in which they participate after the Effective Time, toward annual co-insurance and deductible limitations and requirements for any payments made for eligible charges incurred by them during the calendar year in which the Effective Time occurs under the applicable welfare plans of the Company. In addition, employees of the Surviving Corporation shall receive credit, for purposes of determining vesting and eligibility under its retirement, welfare, vacation and similar plans or policies, for service with the Company prior to the Effective Time.

(b) The Persons employed by the Company immediately prior to the Effective Time shall be eligible to participate in the employment severance programs provided by the Parent or the Surviving Corporation from time to time, and such persons shall receive credit under such programs for services with the Company prior to the Effective Date.

8.16        Enforcement of Agreement.
            ------------------------

          The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement was not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any Delaware Chancery Court, this being in addition to any other remedy to which they are entitled at law or equity. Notwithstanding the foregoing, if jurisdiction does not properly lie in the Delaware Chancery Court, the parties shall submit to the jurisdiction of the United States Federal District Court for the District of Delaware. The parties agree that such courts shall have exclusive jurisdiction to consider any claims hereunder or relating hereto.

8.17        Waiver of Jury Trial.
            --------------------

          Each party acknowledges and agrees that any controversy which may arise under this Agreement is likely to involve complicated and difficult issues, and therefore each such party hereby irrevocably and unconditionally waives any right such party may have to a trial by jury in respect of any litigation directly or indirectly arising out of or relating to this Agreement, or the transactions contemplated by this Agreement. Each party certifies and acknowledges that (i) no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver, (ii) each party understands and has considered the implications of this waiver, (iii) each party makes this waiver voluntarily, and (iv) each party has been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section 8.17.

8.18        No Presumption Against the Draftsman.
           ------------------------------------

          Each party having been represented in the negotiation of this Agreement, and having had ample opportunity to review the language hereof, there shall be no presumption against any party on the ground that such party was responsible for preparing this Agreement or any part thereof.

     IN WITNESS WHEREOF, this Agreement has been executed by each of the Constituent Corporations and the Parent, all on the date first above written.

                                    PENEDERM INCORPORATED




Attest:                                        By:
       ----------------------------               ----------------------------
        Name:  Michael A. Bates                   Name:  Lloyd H. Malchow
        Title:  Vice President, Finance and       Title:  President and CEO
                Administration, Chief Financial
                Officer

                                    MLI ACQUISITION CORP.



Attest:                                        By:
       ----------------------------               ----------------------------
        Name:  Donald C. Schilling                Name:  Roderick P. Jackson
        Title:  Vice President Finance            Title:  President

                                    MYLAN LABORATORIES INC.



Attest:                                        By:
       ----------------------------               ----------------------------
        Name:  Donald C. Schilling                Name:  Roderick P. Jackson
        Title:  Vice President Finance            Title:  Senior Vice President

                                   APPENDIX A

                                  GLOSSARY OF

                        DEFINED TERMS/SECTION REFERENCES

                                       IN

                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                                     [MOON]

                                      AND

                             MLI ACQUISITION CORP.

                                      AND

                                    [EARTH]

DEFINED TERM                                                            SECTION REFERENCE
------------                                                            -----------------
Agreement                                                               Preamble
---------                                                               --------
Amended and Restated Certificate of Incorporation                       Section 1.2
Business Day                                                            Section 2.4
Certificates                                                            Section 2.1(b)(ii)
Closing                                                                 Section 2.4
Code                                                                    Recital 5
Common Stock Investment Agreement                                       Section 3.1(b)(i)
Company                                                                 Preamble
Company Affiliates                                                      Section 3.1(s)
Company Common Stock                                                    Recital 7
Company Contracts                                                       Section 3.1(m)
Company Employee Stock Purchase Plan                                    Section 2.3(d)
Company Financial Statements                                            Section 3.1(e)
Company 401(k) Plan                                                     Section 3.1(b)(i)

DEFINED TERM                                                            SECTION REFERENCE
------------                                                            -----------------
Company Option Agreement                                                Recital 7
Company Permits                                                         Section 3.1(h)
Company Preferred Stock                                                 Section 3.1(b)(i)
Company Representatives                                                 Section 4.1(f)(i)
Company Rights Plan                                                     Section 3.1(c)
Company SEC Documents                                                   Section 3.1(e)
Company Stock Option Plans                                              Section 2.3(a)
Company Stock Options                                                   Section 3.1(b)(i)
Company Warrant                                                         Section 2.3(b)
Company Warrant Shares                                                  Section 2.3(b)
Confidentiality Agreement                                               Section 8.7
Constituent Corporations                                                Preamble
Contract Manufacturer                                                   Section 3.1(k)(iii)
D&O Insurance                                                           Section 8.8
DGCL                                                                    Recital 2
Dillon Read                                                             Section 3.2(n)
Drug Regulatory Agency                                                  Section 3.1(k)(i)
Effective Date                                                          Section 1.4
Effective Time                                                          Section 1.4
Employee Benefit Plan                                                   Section 3.1(cc)(i)
Environmental Laws                                                      Section 3.1(ii)(ii)
ERISA                                                                   Section 3.1(cc)(i)
Exchange Act                                                            Section 3.1(d)
Exchange Agent                                                          Section 2.1(b)(i)
Exchange Fund                                                           Section 2.1(b)(i)
Exchange Ratio                                                          Section 2.1(a)
FDA                                                                     Section 3.1(k)(ii)
FDA Act                                                                 Section 3.1(k)(i)
Governmental Entity                                                     Section 3.1(d)


DEFINED TERM                                                            SECTION REFERENCE
------------                                                            -----------------
HSR Act                                                                 Section 3.1(d)
Investor                                                                Section 3.1(b)(i)
IRS                                                                     Section 3.1(i)
knowledge of the Company                                                Section 3.1(j)
knowledge of the Parent                                                 Section 3.2(i)
material                                                                Section 3.1(ee)
Material Adverse Change                                                 Section 3.1(a)(i)
Material Adverse Effect                                                 Section 3.1(a)(i)
Merger                                                                  Recital 2
Merger Subsidiary                                                       Preamble
NASD                                                                    Section 3.1(d)
NASDAQ                                                                  Section 3.1(d)
NYSE                                                                    Section 2.1(d)
Parent                                                                  Preamble
Parent Affiliates                                                       Section 3.2(p)
Parent Common Stock                                                     Section 2.1(a)
Parent Financial Statements                                             Section 3.2(e)
Parent Permits                                                          Section 3.2(h)
Parent Preferred Stock                                                  Section 3.2(b)(i)
Parent SEC Documents                                                    Section 3.2(e)
Parent Stock Option Plans                                               Section 3.2(b)(i)
Parent Stock Options                                                    Section 3.2(b)(i)
PCBs                                                                    Section 3.1(ii)(i)
Person                                                                  Section 4.1(f)(v)
PL                                                                      Section 3.1(a)(ii)
Prospectus/Proxy Statement                                              Section 3.1(c)
Reciprocal Confidentiality Agreement                                    Section 8.7
Registration Statement                                                  Section 3.2(c)
Regulated Substance                                                     Section 3.1(ii)(ii)

DEFINED TERM                                                            SECTION REFERENCE
------------                                                            -----------------
Remedies                                                                Section 6.3
Scheduled Closing Date                                                  Section 2.4
SEC                                                                     Section 2.3(c)
Section 414 Affiliate                                                   Section 3.1(cc)(iv)
Securities Act                                                          Section 3.1(d)
Stockholders Meeting                                                    Section 4.1(m)
Subsidiary                                                              Section 3.2(a)
Subsidiary Common Stock                                                 Section 2.2
Superior Proposal                                                       Section 4.1(f)(iv)
Surviving Corporation                                                   Recital 2
Takeover Proposal                                                       Section 4.1(f)(iii)
Tax Return                                                              Section 3.1(i)
Taxes                                                                   Section 3.1(i)
Termination Date                                                        Section 6.1(e)
Termination Fee                                                         Section 7.1(b)(i)
Transaction Agreements                                                  Section 3.1(l)
Unexercised Options                                                     Section 2.3(a)
Voting Agreements                                                       Recital 8
Warrant Holder                                                          Section 2.3(b)

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